- --------------------------------------------------------------------------------




                            NOTE PURCHASE AGREEMENT


                                    BETWEEN


                             HEALTH CARE REIT, INC.


                                      AND


                      EACH OF THE PURCHASERS PARTY HERETO



                           Dated as of April 15, 1996

                            $30,000,000 Senior Notes




- --------------------------------------------------------------------------------

                               Table of Contents


                                                                                                                               Page
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SECTION 1. DESCRIPTION OF NOTES AND COMMITMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.1.        Description of Notes and Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2.        Commitments; Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 2. PREPAYMENT OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.1.        Optional Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.2.        Notice of Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.3.        Allocation of Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       2.4.        No Purchase of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 3.  REPRESENTATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3.1.        Representations of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3.2.        Representations of Each Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SECTION 4.  CLOSING CONDITIONS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       4.1.        Company's Closing Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       4.2.        Initial Borrowing Base Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       4.3.        Borrowing Base.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.4.        Legal Opinions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.5.        Collateral Agency and Cash Collateral Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.6.        Collateral Documents and Other Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       4.7.        Ratings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       4.8.        Private Placement Number Application.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       4.9.        Legality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
       4.10.       Funding Instructions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.11.       No Default or Event of Default; Accuracy of Representations and
                   Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.12.       Other Purchasers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.13.       Other Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.14.       Opinion of Counsel to the Purchasers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.15.       Satisfactory Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       4.16.       Costs and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 5.  COMPANY COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       5.1.        Financial Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       5.2.        Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       5.3.        Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       5.4.        Paying Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       5.5.        Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       5.6.        Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

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
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       5.7.        Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       5.8.        Limitation on Consolidation and Merger, Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . . . .   22
       5.9.        Ratings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       5.10.       Direct Payments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       5.11.       Properties Leased to Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       5.12.       Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       5.13.       Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       5.14.       Tangible Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       5.15.       Interest Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       5.16.       Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       5.17.       Construction Financing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       5.18.       Inconsistent Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       5.19.       Credit Enhancements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       5.20.       Other Financings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       5.21.       Psychiatric Hospitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       5.22.       Diversification of Assets and Revenues.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       5.23.       Maintenance of REIT Status.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       5.24.       Collateral Pool. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
       5.25.       Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
       5.26.       Delivery of Certain Construction Financing Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       5.27.       Environmental Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       5.28.       Modification of Certain Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       5.29.       Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       5.30.       Limitation on Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       5.31.       Delivery of Documents After the Closing Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       6.1.        Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       6.2.        Notice to Purchasers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       6.3.        Acceleration of Maturities; Other Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       6.4.        Rescission of Acceleration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       7.1.        Consent Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       7.2.        Solicitation of Purchasers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       7.3.        Effect of Amendment or Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       8.1.        Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       8.2.        Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59





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
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SECTION 9. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       9.1.        Registered Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       9.2.        Exchange of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       9.3.        Loss, Theft or Mutilation of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       9.4.        Expenses, Stamp Tax, Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
       9.5.        Powers and Rights Not Waived; Remedies Cumulative.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       9.6.        Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       9.7.        Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       9.8.        Survival of Covenants and Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       9.9.        Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       9.10.       GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       9.11.       SUBMISSION TO JURISDICTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       9.12.       WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       9.13.       Captions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       9.14.       Counterparts; Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       9.15.       Interest Rate Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65


SCHEDULES
- ---------

1.1(a)             Purchasers; Commitments
1.1(b)             Collateral
3.1(f)             Collateral Documents
3.1(r)             Environmental Reports
5.12               Ongoing Indebtedness
5.17               Construction Financing
5.19               Credit Enhancements
5.20               Other Financings
5.21               Psychiatric Hospitals
8.1(a)             Second Priority Mortgage Loans



EXHIBITS

A      Form of Series A Note
B      Form of Series B Note
C      Form of Direct Mortgage
D      Form of Assignment of Lease
E      Form of Assignment of Loan Documents

                             HEALTH CARE REIT, INC.
                                  One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604


                            NOTE PURCHASE AGREEMENT



                            $30,000,000 Senior Notes



                 NOTE PURCHASE AGREEMENT, dated as of April 15, 1996, between HEALTH CARE REIT, INC., a Delaware corporation, and each of the purchasers identified on Schedule 1.1(a) hereto (each, a "PURCHASER," including its respective nominees, successors and assigns, and each successive holder or holders of any Notes or portions thereof purchased by such Purchaser, and collectively, the "PURCHASERS"). Certain capitalized terms used herein are defined in Section 8.1.



SECTION 1. DESCRIPTION OF NOTES AND COMMITMENTS.

         1.1.    DESCRIPTION OF NOTES AND COLLATERAL.

                 (a) The Company has authorized the issuance and sale of $10,000,000 aggregate principal amount of its 6.96% Series A Senior Notes due 2001 (the "SERIES A NOTES") and $20,000,000 aggregate principal amount of its 7.29% Series B Senior Notes due 2003 (the "SERIES B NOTES," and together with the Series A Notes, the "NOTES"), each (i) to be dated the date of issue, (ii) to bear interest, from (and including) such date of issue to (but excluding) the date of repayment in full of all amounts due thereunder, at the rate of 6.96% and 7.29% per annum, respectively, payable on the 15th day of the months of April and October each year (commencing October 15, 1996) and at maturity, and to bear interest on overdue principal, premium, if any, and installments of interest at the Overdue Rate, whether at scheduled maturity, upon acceleration or otherwise, until paid, (iii) to mature on April 15, 2001, and April 15, 2003, respectively, and (iv) to be substantially in the form attached hereto as Exhibit A and Exhibit B, respectively. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are subject to prepayment at the option of the Company prior to their stated maturity date on the terms and conditions set forth in Section 2 and in the Notes.

                 (b) Until the Security Release Date, and at all times thereafter while the Secured Obligations are required to be secured under
Section 5.24(f), the payment and performance of all the Secured Obligations shall be secured by

                          (i)     with respect to each property set forth on
         Schedule 1.1(b) owned in fee simple by the Company and each other property that may from time to time be added to the Collateral that is owned in fee simple by the Company (each, a "FEE PROPERTY"), (A) a first mortgage Lien in favor of the Collateral Agent for the ratable benefit of the Purchasers (a "DIRECT MORTGAGE") on each such Fee Property, (B) an assignment of all leases and rents with respect to each such Fee Property (an "ASSIGNMENT OF LEASE") and (C) a security interest in all other property and assets owned or leased by the Company and associated with each such Fee Property, and

                          (ii) with respect to each mortgage loan set forth on Schedule 1.1(b) owned by the Company and each other mortgage loan that may from time to time be added to the Collateral, an assignment by the Company to the Collateral Agent, for the ratable benefit of the Purchasers, of all notes, first mortgages and other collateral held by the Company with respect to such mortgage loans (collectively, the "ASSIGNED LOANS").

                 (c) Each Direct Mortgage shall be substantially in the form of Exhibit C, each Assignment of Lease shall be substantially in the form of Exhibit D, and each Assigned Loan shall be assigned pursuant to an assignment document substantially in the form of Exhibit E (an "ASSIGNMENT OF LOAN DOCUMENTS"). The property, assets or instruments which are subject to the Liens created by the Collateral Documents shall constitute the "COLLATERAL" for the Secured Obligations. Each Fee Property and each Assigned Loan included from time to time in the Collateral shall secure all of the Secured Obligations, and each Collateral Document with respect to each Fee Property or Assigned Loan shall be cross-defaulted with each other Collateral Document with respect to all other Fee Properties and Assigned Loans. The property securing each Assigned Loan shall be referred to herein as a "MORTGAGE PROPERTY."

         1.2.    COMMITMENTS; CLOSING DATE.

                 (a) Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees (severally and not jointly) to purchase from the Company, the principal amount and Series of Notes set forth beside such Purchaser's name on Schedule 1.1(a) at a price of 100% of the principal amount thereof (the "PURCHASE PRICE"), on the Closing Date. The aggregate principal amount of Notes to be issued and sold by the Company pursuant hereto shall be $30,000,000, of which $10,000,000 aggregate principal amount shall be Series A Notes and $20,000,000 aggregate principal amount shall be Series B Notes.

                 (b) Delivery of the Notes will be made at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019 against payment therefor in the amount of the Purchase Price at 10:00 A.M., New York City time, on April 15, 1996 or such date as shall be mutually agreed upon by the Company and the Purchasers (the "CLOSING DATE"). Payment for the Notes shall be effected by wire transfer of federal funds to such bank account of the Company as may be specified by the Company in writing at least two Business Days before the Closing Date. The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of one or more registered Notes for the full amount of such Purchaser's purchase, registered in such Purchaser's name or in the name of such nominee(s) or assignee(s) as such Purchaser shall have specified in writing.


SECTION 2. PREPAYMENT OF NOTES.

         2.1. OPTIONAL PREPAYMENT. Upon compliance with Section 2.2 and subject to Section 2.3, the Company shall have the option at any time and from time to time to prepay the outstanding Notes, either in whole or in part (but if in part, then in units of $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, together with accrued interest thereon to but not including the date of such prepayment and a premium (determined three Business Days prior to the date of such prepayment) equal to the Make-Whole Premium, if any (collectively, the "REDEMPTION PRICE").

         2.2. NOTICE OF PREPAYMENTS. The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.1 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such prepayment of the Notes. Notices required by this Section 2.2 shall specify
(a) the date of prepayment, (b) the principal amount of such holder's Notes to be prepaid on such date, and (c) the estimated Make-Whole Premium and the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Premium, shall become due and payable on the prepayment date set forth in such notice. The Company shall give a second written notice to each holder of the Notes, by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Premium payable in connection with a prepayment pursuant to Section 2.1, at least three Business Days prior to the date of such prepayment.

         2.3. ALLOCATION OF PREPAYMENTS. All partial prepayments shall be applied on all outstanding Notes (without regard to Series) ratably in accordance with the unpaid principal amounts thereof.

         2.4. NO PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire any of the Notes, except for payments or prepayments of the Notes expressly provided for in accordance with Sections 1, 2 and 6 of this Agreement and the terms of the Notes.


SECTION 3.  REPRESENTATIONS.

         3.1. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants for the benefit of each Purchaser that the representations set forth as follows are true and correct as of the date hereof and shall be true and correct as of the Closing Date and, as provided in Section 5.24, each Effective Date:

                 (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation. As of the date of this Agreement, the Company has, and as of the Closing Date, the Company will have, no Subsidiaries except for HCRI Pennsylvania Properties, Inc., a Pennsylvania corporation. The Company is the sole shareholder of such Subsidiary.

                 (b) The Company and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties would require such qualification, except where the failure to so qualify could not have a Material Adverse Effect.

                 (c) The execution, delivery and performance of this Agreement, the Notes and the other Note Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been and is, and, on the Closing Date, the Notes and the other Note Documents will have been and will be, duly executed by and the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                 (d) The Company is validly qualified as a real estate investment trust (a "REIT") under Section 856 of the Code.

                 (e) No consent, approval or authorization of, or declaration, registration or filing with, or payment to, any governmental body or any non-governmental Person is required to be obtained or made in connection with the execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Company's obligations under this Agreement, the Notes or the other Note Documents, or the offer, issue, sale or delivery of the Notes to the Purchasers or the fulfillment of or compliance with the terms and provisions of the Notes, this Agreement or the other Note Documents, except for (i) the recording of the Direct Mortgages, the Assignments of Lease and the Assignments of Loan Documents and the filing of UCC-1 or other financing statements perfecting the interest of the Collateral Agent in and to the Collateral or assigning to the Collateral Agent the interest of the Company in and to the Collateral (all of which shall have been recorded or filed on or prior to the Closing Date) and (ii) such additional filings, recordings, payment of filing fees and the like as may be necessary (x) to continue any assignment or Lien created in respect of the Collateral or (y) to perfect any Lien on any Additional Collateral.

                 (f) Set forth on Schedule 3.1(f) is a true and complete list of each Direct Mortgage, Assignment of Lease, Assignment of Loan Documents and UCC financing statement relating to the Collateral to be included in the Borrowing Base on the Closing Date, which identifies each office, if any, in which each such Collateral Document is required to be filed or recorded to perfect the interest of the Collateral Agent in and to the Collateral.

                 (g) Neither the execution and delivery of this Agreement, the Notes or the other Note Documents by the Company, nor the performance of the terms and provisions hereof and thereof, nor the issuance and sale of the Notes by the Company nor the creation or perfection of the Liens nor the effectuation of the assignments contemplated by the Collateral Documents will
(i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the certificate of incorporation or by-laws of the Company, any contract, agreement, mortgage, indenture, credit agreement (including the Credit Agreement and the 1993 Note Documents), lease or other instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any such Subsidiary or any of their respective assets is bound, or of any statute, law, rule, regulation or order of the United States of America or of any State thereof, or any agency, court or other instrumentality of any thereof, to which the Company is subject, (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than the Liens created pursuant to the Collateral Documents), or (iii) result in the disqualification of the Company as a REIT under the Code.

                 (h) The Company's annual report on Form 10-K for the fiscal year ending December 31, 1995 (the "1995 10-K"), the Private Placement Memorandum, this Agreement and all documents, instruments, certificates and other writings delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, on or as of the dates on which such statements were made. The Company has disclosed to the Purchasers in writing any and all facts which may (to the extent the Company can reasonably foresee) have a Material Adverse Effect.

                 (i)      (i)     The audited consolidated financial statements
of the Company and its Subsidiaries at and for the fiscal years ended December 31, 1992, 1993, 1994 and

1995 (the "AUDITED FINANCIALS") are true and complete and have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), consistent with the principles and practices used in the preparation of the Company's audited consolidated financial statements for the immediately preceding fiscal year (except as otherwise indicated in the Audited Financials, including the notes thereto), and present fairly in all material respects the consolidated financial condition of the Company at the end of each such fiscal year and the consolidated results of operations and cash flows of the Company for each of such periods. (ii) The Company and each Subsidiary of the Company have good and marketable title to all assets reflected in the consolidated balance sheet included in the Audited Financials for the fiscal year ended December 31, 1995, except for changes resulting from transactions in the ordinary course of business occurring after such date, free and clear of any Lien other than any Lien permitted by Section 5.13.

                 (j) Since December 31, 1995, there has not been any material adverse change in the business, value or condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, considered as a whole, or in the condition of any of the Collateral.

                 (k) The net proceeds from the issuance and sale of the Notes will be used to fund the acquisition or financing of Health Care Facilities either directly or through a refinancing or repayment of revolving credit borrowings under the Credit Agreement or other borrowing arrangements. No part of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. The assets of the Company and its Subsidiaries do not and will not include an amount of "margin stock" that would cause the provisions of Rule 207.2(f)(2)(i) of Regulation G or the provisions of Rule 221.2(g)(2)(i) of Regulation U to be inapplicable and the Company and its Subsidiaries have no present intention of purchasing such an amount of "margin stock."

                 (l) Neither the Company nor any Subsidiary of the Company nor, to the Company's knowledge, anyone acting on its behalf has offered the Notes or any similar securities to, or solicited any offer to purchase the same from, any Person, or has taken any other action, which would require the registration of the Notes under Section 5 of the Act.

                 (m)      (i)     The consummation of the transactions
contemplated by this Agreement and compliance by the Company and each Subsidiary of the Company with the provisions hereof and the Notes issued hereunder and the other Note Documents will not constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. (ii) Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (A) no Reportable Event has occurred and is continuing with respect to any Plan subject to Title IV of ERISA, (B) neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has withdrawn from any Plan subject to Title IV of ERISA or any Multiemployer Plan or instituted steps to do so, and (C) no steps have been instituted to terminate in a distress termination any Plan subject to Title IV of ERISA. (iii) Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of the Company, is any such Reorganization or Insolvency reasonably likely to occur. (iv) No condition exists or event or transaction has occurred in connection with any Plan that could result in the incurrence by the Company or any Subsidiary of the Company or any ERISA Affiliate of any material liability, fine or penalty. (v) No Plan maintained by the Company or any Subsidiary of the Company or any ERISA Affiliate and no trust created thereunder has incurred any "ACCUMULATED FUNDING DEFICIENCY" as defined in
Section 302 of ERISA, and the present value of all benefits vested under all Plans subject to Title IV of ERISA does not exceed the value of the assets of such Plans allocable to such vested benefits (such present value to be determined as of, and based on, the most recent valuation of such Plan for funding purposes). (vi) Neither the Company nor any Subsidiary of the Company has any material contingent liability with respect to any post-retirement "welfare plan" (as such term is defined in Section 3(1) of ERISA), other than as required by Section 4980B of the Code. (vii) No Plan is a multiple employer plan (within the meaning of Section 413(c) of the Code).

                 (n) The Company and each Subsidiary of the Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges (including interest and penalties) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.
The charges, accruals and reserves on the books of the Company and each Subsidiary of the Company in respect of taxes or other governmental charges, if any, are adequate. No tax Liens have been filed with respect to the Company or any Subsidiary of the Company or any of their assets and no claims material to the Company or any Subsidiary of the Company are being asserted against the Company or any Subsidiary of the Company with respect to any taxes or governmental charges, except for Liens for taxes, assessments and governmental charges which are not yet due and payable or which individually or in the aggregate could not have a Material Adverse Effect. With respect to each federal income tax return of the Company and each Subsidiary of the Company, the statute of limitations for the assessment of such Taxes has expired through the taxable year ended December 31, 1992 and no audit is in progress and no extension of time is in force with respect to any date on which any such return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax.

                 (o) Neither the Company nor any Subsidiary of the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary of the Company is a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (p) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect.

                 (q)      (i)     The Company has good and marketable fee title
to each item of real property constituting any part of a Fee Property; is the sole holder of all notes, mortgages and other documents evidencing or securing the Assigned Loans (collectively, the "ASSIGNED LOAN DOCUMENTS") and has full right and authority to assign the Assigned Loans; has good and marketable fee or leasehold title to all of its other material real property; and has good and marketable title to all of its other respective material properties and assets of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) free and clear, in each case, of all Liens (including infringement claims with respect to patents, trademarks, trade names, service marks and copyrights), except Liens that are expressly permitted by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the provisions of Sections 3.1(q)(iv) and (vi) and not those of this Section 3.1(q)(i) shall govern with respect to the existence of Liens on the Mortgage Properties and the Fee Properties, and the Liens permitted by Sections 3.1(q)(iv) and (vi) shall be the only Liens permitted with respect to the Mortgage Properties and the Fee Properties.

                          (ii) The Company and each Subsidiary owns or holds all licenses and permits as are necessary or desirable in the conduct of its business, except to the extent that the failure to own or hold the same would not have a Material Adverse Effect.

                          (iii)   Each Assigned Loan Document and each
         Collateral Lease constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity. No party to any Assigned Loan Document or any Collateral Lease is in default in any material respect thereunder and no condition exists which, with the giving of notice or the passage of time or both, would constitute a default in any material respect thereunder. The obligations and indebtedness evidenced by the Assigned Loan Documents are owing in accordance with their terms and are not, in whole or in part, subject to any setoff, counterclaim, defense or right of recoupment, subject to reduction or disallowance for any other reason or subject to any dispute. No obligation of any lessee under a Collateral Lease is, in whole or in part, subject to any setoff, counterclaim, defense or right of recoupment, subject to reduction or disallowance for any other reason or subject to any dispute.

                          (iv) Each Mortgage Property is free and clear of all Liens except for the Permitted Mortgage Property Liens. The Company is assigning the Assigned Loans free and clear of all Liens. The proceeds of each Assigned Loan have been fully disbursed and there is no requirement for future advances under any Assigned Loan. The Assigned Loan Documents constitute all of the documents evidencing or securing the Assigned Loans. All amounts to be paid or disbursed by the Company under or in connection with each Collateral Lease have been fully paid and disbursed and there is no requirement for future advances or payments under any Collateral Lease.

                          (v)     Each Lien granted to the Company in
         connection with the Assigned Loans is a valid and enforceable first priority Lien, except for such Liens (the "PERMITTED MORTGAGE PROPERTY LIENS") as are shown on the mortgagee title insurance policies issued to the Company in connection with the Assigned Loans (collectively, the "ASSIGNED LOAN TITLE POLICIES"). Each Assigned Loan Title Policy is in full force and effect, is freely assignable and (subject to the recordation of the Assignment of Loan Documents) will inure to the benefit of the Collateral Agent for the ratable benefit of the Purchasers. No claims have been made under any Assigned Loan Title Policy since the time of issuance of such Assigned Loan Title Policy, and the Company does not have any actual knowledge of any Lien not shown by the public records, the existence of which would be the sole basis for an exclusion from coverage under any such Assigned Loan Title Policy. No Assigned Loan is cross-collateralized with any other loan which is not an Assigned Loan. The Assigned Loan Documents and the Collateral Leases contain customary and enforceable default and remedial provisions such that the holder or the landlord, as the case may be, may timely enforce the rights and exercise the remedies set forth in such Assigned Loan Documents and Collateral Leases.

                          (vi) Each Fee Property and each Collateral Lease is free and clear of all Liens except for such Liens (the "PERMITTED FEE PROPERTY LIENS") as are shown on the title insurance commitments being issued to the Collateral Agent in connection with the Direct Mortgages.

                 (r) All facilities and property (including underlying groundwater), directly or indirectly, owned, operated or leased by the Company or any Subsidiary of the Company are owned, operated or leased by the Company or such Subsidiary in material compliance with all Environmental Laws. Each Mortgage Property and all other properties with respect to which the Company or any Subsidiary of the Company holds a mortgage interest is being operated by the owners, lessees or operators thereof in material compliance with all Environmental Laws. Except as disclosed in the environmental reports given to the Purchasers and identified on Schedule 3.1(r) with respect to each Fee Property and Mortgage Property (the "ENVIRONMENTAL REPORTS"), there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the Company or any Subsidiary of the Company, and to the best of the Company's knowledge, by any lessee under a Collateral Lease, by any mortgagor under an Assigned Loan or by any lessee of a Mortgage Property with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Company or any Subsidiary of the Company, and to the best of the Company's knowledge, any such lessee or any such mortgagor regarding potential liability under any Environmental Law. Except as disclosed in the Environmental Reports, there have been no Releases of Hazardous Materials at, on or under any property now owned, operated or leased, directly or indirectly, by the Company or any Subsidiary of the Company, or at, on or under any Mortgage Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Reports, the Company and each Subsidiary of the Company and each of such lessees and such mortgagors has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their respective businesses, the failure of which to have or be in compliance with, singly or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect. No property now owned, operated, or leased, directly or indirectly by the Company or any Subsidiary of the Company and no Mortgage Property is listed or (with respect to Fee Properties only) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up. Except as disclosed in the Environmental Reports, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds, on or under any property now owned, operated or leased, directly or indirectly, by the Company or any Subsidiary of the Company, or on or under any Mortgage Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or any Subsidiary of the Company for any remedial work, damage to natural resources or personal injury, including claims under CERCLA. Except as disclosed in the Environmental Reports, there are no polychlorinated biphenyls or friable asbestos present at any property now owned, operated or leased, directly or indirectly, by the Company or any Subsidiary of the Company, or at any Mortgage Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Reports, no conditions exist at, on or under any property now owned, operated, or leased, directly or indirectly, by the Company or any Subsidiary of the Company, or at, on or under any Mortgage Property, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which singly or in the aggregate have or may reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Environmental Reports, no generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any property owned, operated, or leased by the Company or any Subsidiary of the Company, or on or from any Mortgage

Property, that, singly or in the aggregate, has, or may reasonably be expected to have, a Material Adverse Effect.

                 (s) Without limiting the representations made in Section 3.1(r), neither the Company nor any Subsidiary of the Company nor, to the best knowledge of the Company, any lessee of a Fee Property or any owner or operator of any Mortgage Property, is in violation of any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, award or decree or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the business or properties of the Company or any Subsidiary of the Company, except for such minor and isolated violations as could not in the aggregate have a Material Adverse Effect.

                 (t) On the date on which the Collateral referred to in the Collateral Documents is first included in the Borrowing Base, and at all times thereafter while the Secured Obligations are required to be secured, the provisions of the Collateral Documents will be effective to create, in favor of the Collateral Agent for the ratable benefit of the Purchasers, a legal, valid and enforceable fully perfected first priority Lien in and to all right, title and interest of the Company in any and all of the Collateral described therein (except, in the case of the Direct Mortgages, for the Permitted Fee Property Liens), to secure the Secured Obligations.

                 (u) There is no condemnation proceeding pending or, to the best knowledge of the Company, threatened against any Fee Property. There is no condemnation proceeding pending or, to the best knowledge of the Company, threatened against any Mortgage Property. The improvements located on each Fee Property and each Mortgage Property are in good condition and repair. No such improvement is in material violation of any applicable zoning law or ordinance.

                 (v) Each of the representations and warranties made or to be made by the Company in the other Note Documents are incorporated herein on the Closing Date and on each other date on which the representations set forth in this Section 3.1 are required to be made, as if set forth herein in their entirety and shall be true and correct as of each such date.

                 (w) The Company has delivered to the Purchasers or their special counsel true, correct and complete copies of (i) the Assigned Loan Documents, (ii) the Collateral Leases, (iii) the Credit Agreement and the 1993 Note Documents, and (iv) all documents and instruments executed and delivered by the Company in connection with any thereof (other than UCC-1 financing statements), each as in effect on the Closing Date.

         3.2. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser hereby represents and warrants, for itself only, as follows:

                 (a) Such Purchaser is acquiring the Notes for its own account (or as trustee for the account of one or more pension or trust funds), and not with a view to distribution (as such term is used under Section 2(11) of the Act) thereof; provided that the disposition of each Purchaser's (or such account's) property shall at all times be and remain within its control.

                 (b) Such Purchaser acknowledges that (i) the Notes have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof nor have the Notes been registered or qualified under any state securities laws; (ii) the Notes may be sold in the absence of such registration only pursuant to an exemption from such registration or qualification; and
(iii) the Notes may bear a legend to such effect.

                 (c) With respect to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

                          (i) if such Purchaser is an insurance company, the Source is an "insurance company general account" within the meaning of the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and the purchase of Notes by such Purchaser is eligible for and satisfies the requirements of PTE 95-60; or

                          (ii) the Source is either (x) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (y) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this subsection (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                          (iii)   (A)      the Source constitutes assets of an
         "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), (B) no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, (C) the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, (D) neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (E) both (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this subsection (iii); or

                          (iv)    the Source is a governmental plan; or

                          (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this subsection (v); or

                          (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                          (vii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations, under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

         As used in this Section, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.


SECTION 4.       CLOSING CONDITIONS.

         Each Purchaser's several obligation to purchase the Notes on the Closing Date shall be subject to the execution and delivery by the Company to each Purchaser of the Notes to be purchased by such Purchaser and the performance by the Company of its agreements hereunder and under the other Note Documents that by the terms hereof or thereof are to be performed at or prior to the time of delivery of the Notes, and to the following further conditions precedent:

         4.1. COMPANY'S CLOSING CERTIFICATE. Such Purchaser shall have received a certificate of the Company signed by an Executive Officer of the Company to the effect that (a) the representations and warranties contained in
Section 3.1 and the other Note Documents are true and correct on and as of the Closing Date, and (b) no Default or Event of Default exists on and as of the Closing Date (both before and after giving effect to the issuance of the Notes and the consummation of the other transactions contemplated by this Agreement and the other Note Documents).

         4.2. INITIAL BORROWING BASE CERTIFICATE. Such Purchaser and the Collateral Agent shall have received a Borrowing Base Certificate which shall
(a) identify each Fee Property
and Assigned Loan included in the Collateral as of the Closing Date and included in calculating the Borrowing Base, and (b) set forth a calculation of the Borrowing Base at the Closing Date.

         4.3. BORROWING BASE. The Borrowing Base set forth in the Borrowing Base Certificate delivered pursuant to Section 4.2 (the "INITIAL BORROWING BASE CERTIFICATE") shall be not less than $40,000,000.00.

         4.4. LEGAL OPINIONS. Such Purchaser shall have received an opinion dated the Closing Date, in each case in form and substance satisfactory to such Purchaser, covering such matters relating to the transactions contemplated by Agreement as such Purchaser may reasonably request, from (i) Shumaker, Loop & Kendrick, counsel to the Company, (ii) Dorsey & Whitney, special New York counsel to the Company and (iii) the special local counsel to the Company required to deliver the opinions described in Section 4.6(j).

         4.5. COLLATERAL AGENCY AND CASH COLLATERAL AGREEMENT. The Company, the Collateral Agent and each Purchaser shall have executed and delivered the Collateral Agency and Cash Collateral Agreement.

         4.6.    COLLATERAL DOCUMENTS AND OTHER ACTIONS.

                 (a)      The Company shall have executed and delivered to such
Purchaser:

                          (i) Assignments of Loan Documents and UCC financing statements assigning to the Collateral Agent all of the Company's right, title and interest in, to and under all Assigned Loan Documents with respect to each Assigned Loan included in the Borrowing Base, as identified in the Initial Borrowing Base Certificate; and

                          (ii) a Direct Mortgage and an Assignment of Leases with respect to each Fee Property included in the Borrowing Base, as identified in the Initial Borrowing Base Certificate;

                 (b) Such Purchaser shall have received copies of and shall have approved all Assigned Loan Documents and all Collateral Leases, and the Collateral Agent shall have received (i) the executed original of the note delivered in connection with each Assigned Loan, endorsed by the Company to the Collateral Agent, and (ii) an executed original of the mortgage and any separate assignment of rents and leases delivered in connection with each Assigned Loan;

                 (c) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received (i) a survey for each Fee Property and each Mortgage Property, which survey shall show no easements, encroachments or other title defects, except those easements, encroachments and title defects that do not have a Material Adverse Effect or that the Purchaser has notified the Company are acceptable, (ii) a mortgage title insurance policy with respect to each Fee Property satisfactory in amount, form and substance to such Purchaser from Lawyers Title Insurance Corporation, Chicago Title Insurance Company or another nationally recognized title insurance company satisfactory to such Purchaser and (iii) an original endorsement to, and a copy of, the Assigned Loan Title Policies, which shall be in amount, form and substance satisfactory to such Purchaser, and shall be issued by Lawyers Title Insurance Corporation, Chicago Title Insurance Company or another nationally recognized title insurance company, satisfactory to such Purchaser;

                 (d) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received a Phase I environmental report with respect to each Mortgage Property and each Fee Property which does not disclose any condition on or in respect of any of such properties that would constitute a Default hereunder (without giving effect to any requirement for the giving of notice, the passage of time or both);

                 (e) All filings and recordings of the Collateral Documents shall have been made with each office or official in each location necessary for each such Collateral Document to create and to continue to create a fully perfected first priority Lien in favor of the Collateral Agent for the benefit of the Purchasers in all right, title and interest of the Company in the Collateral described in each such Collateral Document, superior in right to any Lien, existing or future, which the Company or any creditors thereof or purchasers therefrom or any other Person may have against such Collateral or interests therein, except in the case of the Direct Mortgages, for the Permitted Fee Property Liens, and the Company shall have delivered to the Collateral Agent, on behalf of the Purchasers, all UCC-1 financing statements and all other documents necessary to evidence the filing, recording and perfection of the Liens granted by such Collateral Documents and the payment of any and all fees payable in connection with any such filing or recordings;

                 (f) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received true, correct and complete copies of each Collateral Lease, and for each Fee Property with respect to which a Collateral Lease exists, a Lessee Estoppel Certificate and for each Mortgage Property, a Borrower Estoppel Certificate;

                 (g) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received evidence that each item of Collateral relating to the Fee Properties is insured in accordance with Section 5.7 (and with respect to those items of Collateral subject to a Direct Mortgage in accordance with the terms of such Direct Mortgage), and that each item of Collateral relating to the Mortgage Properties is insured in accordance with the provisions of the applicable Assigned Loan Documents, and the Company shall have furnished the Collateral Agent, on behalf of such Purchaser, evidence that the Collateral Agent is named as a loss payee or additional insured (as appropriate) on each such policy;

                 (h) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received a copy of an Appraisal of each Fee Property and Mortgage Property constituting a part of the Collateral satisfactory to such Purchaser;

                 (i) On the Closing Date, each Fee Property and each Mortgage Property constituting a part of the Collateral shall be undamaged by fire or other casualty and not subject to any condemnation proceeding;

                 (j) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received (i) an opinion satisfactory in form and substance to such Purchaser from a law firm approved by such Purchaser (which approval shall not be unreasonably withheld) and located in each of the states in which a Fee Property or Mortgage Property is located and (ii) a letter from the local law firm which represented the borrower with respect to each Assigned Loan and the lessee with respect to each Collateral Lease, stating that such Purchaser may rely upon the opinion delivered by such law firm with respect to such Assigned Loan or such Collateral Lease; provided that such letter need not be provided if such opinion itself states that any assignee of the Company's interest in such Assigned Loan or such Collateral Lease may rely thereon;

                 (k) Such Purchaser, or its special counsel, on behalf of such Purchaser, shall have received evidence satisfactory to it that the description of the tax lot or lots covering each Fee Property and Mortgage Property constituting a part of the Collateral does not include any lands or buildings other than those described in the applicable Collateral Document; and

                 (l) A letter shall have been prepared and executed by the Company and delivered to the Collateral Agent (which the Collateral Agent may send only after a Default or an Event of Default shall have occurred under the Note Documents), which directs each lessee under a Collateral Lease, each borrower under an Assigned Loan, and the guarantor, if any, of such lessee's or borrower's obligations under such Collateral Lease or Assigned Loan, to make all payments in respect of such Collateral Lease, such Assigned Loan or such guaranty to the Collateral Agent upon notice from the Required Holders that a Default or Event of Default shall have occurred under the Note Documents.

         4.7. RATINGS. The Notes shall have a National Association of Insurance Commissioners's rating of "2" and a Duff & Phelps rating of at least BBB (it being understood and agreed that a rating of BBB- is lower than a rating of BBB), and each Purchaser shall have received written evidence of both thereof.

         4.8. PRIVATE PLACEMENT NUMBER APPLICATION. An application for issuance of a private placement number for the Notes shall have been made to Standard & Poor's.

         4.9. LEGALITY. The Notes shall qualify as a legal investment for such Purchaser under the laws and regulations of each jurisdiction to which such Purchaser is subject (without reference to any so-called "basket" provision (such as Section 1405(a)(8) of the New York Insurance Law) which permits the making of an investment without restrictions as to the character of the particular investment being made); and such Purchaser shall have received such certificates of the Company and information concerning the Company and its

Subsidiaries and the Collateral and the Notes as such Purchaser shall reasonably request to establish such facts.

         4.10. FUNDING INSTRUCTIONS. Such Purchaser shall have received written instructions executed by an Executive Officer of the Company directing transfer of the payment of funds in the manner required by Section 1.2 setting forth (a) the name of the transferee bank, (b) such transferee bank's ABA Number and (c) the account name and number into which the Purchase Price for the Notes is to be deposited.

         4.11. NO DEFAULT OR EVENT OF DEFAULT; ACCURACY OF REPRESENTATIONS AND WARRANTIES. On the Closing Date, no Default or Event of Default shall exist (either before or after giving effect to the issuance of the Notes and the consummation of the other transactions contemplated by this Agreement and the other Note Documents). The representations and warranties contained in this Agreement (including Section 3.1) and in the other Note Documents shall be true and correct on and as of the Closing Date.

         4.12. OTHER PURCHASERS. Such Purchaser shall have received evidence that the Notes to be issued to and purchased by each other Purchaser hereunder shall have been issued by, and the Purchase Price therefor shall have been received by, the Company.

         4.13. OTHER AGREEMENTS. Such Purchaser shall have received a copy of the Credit Agreement and the 1993 Note Documents and each material document referred to therein, in each case as in effect on the Closing Date, together with a certificate of an Executive Officer of the Company certifying that each such copy is a true, complete and correct copy of each such document and agreement as then in effect. Such certificate shall also state that each such document and agreement is in full force and effect and that no default or event of default exists thereunder or will result from the consummation of the transactions contemplated by this Agreement.

         4.14. OPINION OF COUNSEL TO THE PURCHASERS. Such Purchaser shall have received from its special counsel an opinion dated the Closing Date in form and substance satisfactory to such Purchaser covering such matters relating to the transactions contemplated by this Agreement as such Purchaser may reasonably request.

         4.15. SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary for the consummation thereof, shall be satisfactory in form and substance to such Purchaser and its special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

         4.16. COSTS AND EXPENSES. The Company shall have paid or provided for the payment of all expenses that the Company is obligated to pay pursuant to Section 9.4. In addition, such Purchaser shall have received reasonable assurance in writing that all other fees and expenses incurred by any other Person in connection with the transactions contemplated hereunder shall have been paid on or prior to the Closing Date.

If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued on such date or if the conditions specified in this Section 4 have not been fulfilled, such Purchaser or any other Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, any Purchaser may waive (as between such Purchaser and the Company) compliance by the Company with any such condition to such extent as such Purchaser may in its own sole discretion determine; PROVIDED, HOWEVER, that any such waiver shall not prejudice the rights or obligations of any other Purchaser. Nothing herein shall operate to relieve the Company of any of its obligations hereunder, including its obligation to pay expenses pursuant to
Section 9.4, or to waive any of any Purchaser's rights against the Company.


SECTION 5.  COMPANY COVENANTS.

         Without limiting the obligations of the Company set forth in the Collateral Documents or any of the other Note Documents, from and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

         5.1. FINANCIAL REPORTS. The Company will furnish to each holder of outstanding Notes:

                 (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited report for such fiscal year for the Company (a copy of which shall also be furnished to the Securities Valuation Office of the National Association of Insurance Commissioners, New York, New York), including therein a balance sheet of the Company as at the end of such fiscal year and statements of income, cash flow and shareholders' equity of the Company for such fiscal year, prepared in accordance with GAAP and setting forth in comparative form the corresponding figures of the preceding fiscal year and in each case certified by either Ernst & Young, another nationally recognized independent auditing firm, or a firm of independent certified public accountants reasonably acceptable to the Purchasers, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default;

                 (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a balance sheet of the Company as at the end of such fiscal quarter and statements of income, cash flow and shareholders' equity of the Company for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending at the end of such fiscal quarter, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes), together with a certificate of the chief financial Executive Officer of the Company to the effect that such balance sheet and related financial statements fairly present the financial condition, results of operations and shareholders' equity as of such date and for such period;

                 (c) Promptly upon their becoming available, and notwithstanding the provisions of Sections 5.1(a) and (b), copies of each financial statement, report, notice or proxy statement filed by the Company with the Securities and Exchange Commission under the Exchange Act and sent by the Company to its security holders generally;

                 (d)      Within the periods provided in Sections 5.1(a) and
(b), a certificate of the chief financial Executive Officer of the Company stating that such officer has reviewed the provisions of this Agreement and the other Note Documents and stating whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists at the time of the certificate or existed at any time during the period covered by such financial statements, any Default or Event of Default, together with a detailed calculation which demonstrates the Company's compliance with Sections 5.8(b), 5.12 through 5.22, and, if any such condition or event does exist on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and/or proposes to take with respect thereto;

                 (e) As soon as available and in any event within 45 days after the end of each of the Company's fiscal quarters at any time while the Secured Obligations are required to be secured, a Borrowing Base Certificate ("BORROWING BASE CERTIFICATE") setting forth in reasonable detail the Company's Borrowing Base as at the end of that quarter and certified by the chief financial Executive Officer to be true and complete and certifying that the Company is in compliance with Section 5.24(a) and (e);

                 (f) As soon as available and in any event within 45 days after the end of each of the Company's fiscal quarters, a schedule showing the aging of delinquent lease and mortgage receivables, if any, for all of the Company's Health Care Facilities and in each case where a receivable is past due over 60 days, a report on the status of the receivable;

                 (g) As soon as available and in any event within 45 days after the end of each of the Company's fiscal quarters, a schedule showing the Company's recorded liabilities, unfunded commitments, contingent liabilities and other material items;

                 (h) Promptly after the Company's receipt thereof, (i) a copy of any special audits of the Company's properties, assets or operations conducted by the Company's auditors and (ii) a copy of any letters to the Company from the Company's auditors in connection with the preparation and presentation of the Company's annual audited report;

                 (i)      In respect of each Plan:

                                  (1)      a copy of each annual report (and
                 related schedules) of such Plan within 10 days after filing the same with any ERISA regulator;

                                  (2)      a copy of each application for a
                 determination of the qualified status of any such Plan, in each case within 10 days after the filing thereof; and

                 (j) Promptly upon any Purchaser's written request, such other information in writing about the Company's financial condition, properties and operations as such Purchaser may from time to time reasonably request.

The balance sheets and financial statements referred to in Sections 5.1(a) and
(b) shall be deemed to refer to both the consolidated balance sheets and financial statements of the Company and its consolidated Subsidiaries.

         5.2.    BOOKS AND RECORDS.

                 (a) The Company will, and will cause each Subsidiary to, keep proper books of record and account in accordance with GAAP.


                 (b)      (i)     Each Purchaser shall have the right, at all
reasonable times, at the expense of the Company, subject to reasonable notice and as often as may be reasonably requested, to examine the corporate books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers, directors, independent public accountants, actuaries, Plan administrators and trustees of or for the Company and its Subsidiaries, each of which is authorized to make such information available to each Purchaser to the same extent as it would be to the Company or to its Subsidiaries; PROVIDED, HOWEVER, that any transferee of a Note (other than an Affiliate of an original Purchaser) in a principal amount of less than $2,000,000 shall be entitled to exercise the foregoing rights only once every 12 months.

                          (ii) The Company shall also permit, and cause each of its Subsidiaries and tenants under any Collateral Lease to permit, upon receipt of not less than two (2) Business Days' prior written notice, the Purchasers and the Collateral Agent (and their agents and representatives) (at the expense of the Company after the occurrence of a Default), during normal business hours, to examine the Company's, such Subsidiary's or such tenant's, properties, as the case may be, with the guidance and supervision of the Company or such Subsidiary, as the case may be.

         5.3.    PAYMENTS.

                 (a) The Company will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with their terms and this Agreement and all other Secured Obligations in accordance with this Agreement and the other Note Documents, free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholding, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding, in the case of any Purchaser, net income and franchise taxes imposed on such Purchaser by the jurisdiction under the laws of which such Purchaser is organized or any political subdivision or taxing authority thereof or therein (such non-excluded taxes, "TAXES"). If any Taxes are required to be withheld from any amounts payable to any Purchaser hereunder, under any Note or under any other Note Document, the amounts so payable to such Purchaser shall be increased to the extent necessary to yield to such Purchaser (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the applicable Note or such other Note Document. If the Company fails to pay any Taxes when due to the appropriate taxing authority, the Company shall indemnify each Purchaser for any incremental taxes, interest or penalties that may become payable by such Purchaser as a result of any such failure.

                 (b) Any amount that is due and payable by the Company under any Note Document that is not paid when due shall bear interest, for each day from (and including) the date such amount was due and payable to (but excluding) the date of payment thereof, at a rate per annum equal to the Overdue Rate.

         5.4. PAYING AGENCY. The Company will maintain an office in the United States of America where notices, presentations and demands to or upon the Company in respect of this Agreement, the Notes and the other Note Documents may be given or made. As of the date of this Agreement, such office is located at the Company's address set forth in Section 9.6. The Company will give written notice to the holders of the Notes of any change of location of such office no later than five Business Days prior to the date of any such change. Notwithstanding the foregoing, in lieu of, or in addition to, maintaining an office as herein contemplated, the Company may appoint and maintain an agent for receiving notices, presentations or demands and/or making payments on the Notes which shall be a state or national bank or trust company organized under the laws of the United States of America or any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating at least U.S. $250,000,000, and having an office in the Borough of Manhattan in the City of New York from which it can perform the functions it is so appointed to perform (the "PAYING AGENT").

         5.5. CORPORATE EXISTENCE. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, except as provided in Section 5.23, to maintain the Company's status as a REIT, and comply with all applicable laws, statutes, regulations, rules, orders, and all applicable restrictions imposed by any governmental or regulatory body except those being contested in good faith by appropriate proceedings and where the failure so to comply would not have a Material Adverse Effect, and maintain all licenses and permits necessary to conduct its business and own its properties; PROVIDED, HOWEVER that the foregoing shall not restrict any transaction permitted by Section 5.8.

         5.6. TAXES. The Company will, and will cause each of its Subsidiaries to, pay all applicable taxes except for taxes for which adequate reserves have been established in accordance with GAAP and the payment of which is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and the non-payment of which would not have a Material Adverse Effect.

         5.7. INSURANCE. The Company will, and will cause each of its Subsidiaries to, carry and maintain in full force and effect at all times with fiscally sound and reputable insurers accorded a rating of "A VIII" or better by A.M. Best Company, Inc. (or a comparable rating by any comparable rating agency) insurance against such risks as is reasonable and prudent in the circumstances and in any event as may be required by applicable laws, statutes, regulations, rules or orders and, with respect to any Fee Property, such insurance as is required by the applicable Direct Mortgage. Upon written request from any Purchaser or the Collateral Agent, the Company shall cause an appropriate officer to furnish to such Purchaser or the Collateral Agent, as the case may be, such information about the Company's insurance as such Purchaser or the Collateral Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Purchaser and be certified by an Executive Officer of the Company. The Company shall furnish certificates of insurance to the Purchasers containing a provision for 30 days notice to each Purchaser prior to any cancellation thereof, and insurance policies insuring the Fee Properties and the Mortgage Properties shall be endorsed to require 30 days notice to the Collateral Agent prior to modification or cancellation and to name the Collateral Agent, on behalf of the Purchasers, as an additional insured and/or a "mortgagee loss payee" as its interests may appear.

         5.8.    LIMITATION ON CONSOLIDATION AND MERGER, SALES OF ASSETS.

                 (a) The Company will not, directly or indirectly, consolidate or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to, any other Person unless
(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Company is the survivor of such transaction, if such transaction is a merger, or, if the Company is not the survivor, or if the transaction is not a merger, (x) the surviving, resulting or acquiring corporation in such transaction is a corporation organized under the laws of any State of the United States, (y) such corporation expressly assumes in writing the Company's obligations under this Agreement, the Notes and the other Note Documents pursuant to an instrument in form and substance reasonably satisfactory to the Purchasers and (z) after such transaction, such corporation shall own all or substantially all the assets of the Company, (iii) immediately after giving effect to such transaction (and after giving pro forma effect to such transaction for purposes of determining compliance with Sections 5.12 through and including 5.22), no Default or Event of Default would exist, (iv) immediately after giving effect to such transaction, the surviving, resulting, or acquiring corporation in such transaction could incur an additional $1 of Indebtedness without causing any Default or Event of Default, (v) subject to Section 5.23, the surviving, resulting or acquiring corporation qualifies as a REIT under the Code, (vi) Duff & Phelps shall have confirmed in a writing (in form and substance satisfactory to the Purchasers) that, immediately after giving effect to such transaction, it will continue to assign a credit rating to the Notes that is no lower than BBB (it being understood and agreed that a rating of BBB- is lower than a rating of BBB), and (vii) a certificate signed by two Executive Officers of the surviving, resulting or acquiring corporation to the effect that the conditions precedent in clauses (i) through (vi) have been satisfied or complied with. In the case of any such consolidation or merger or sale, conveyance, transfer or other disposition of assets in which the Company is not the surviving, resulting or acquiring corporation, the surviving, resulting or acquiring corporation shall furnish to the Purchasers an unqualified opinion of independent counsel satisfactory to the Required Holders to the effect that the instrument of assumption described in clause (y) has been duly authorized, executed and delivered and constitutes the legal, valid and binding agreement of the surviving, resulting or acquiring corporation, as the case may be, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles. Following a transaction of the kind described above, the surviving, resulting or acquiring corporation shall use its reasonable best efforts to cause the Recognized Rating Agencies that immediately prior to the relevant transaction have rated the unsubordinated, unsecured debt of the Company, to confirm that such debt continues to have the same such rating. Notwithstanding the foregoing, the applicable provisions of the Collateral Documents, and not those of this Section 5.8(a), shall govern with respect to the sale, conveyance or transfer of Collateral.

                 (b) Other than Leases of Health Care Facilities in the ordinary course of the Company's business ("ORDINARY LEASES"), and except as otherwise permitted pursuant to Section 5.8(a) or Section 5.13, the Company and its Subsidiaries will not, directly or indirectly, during any four consecutive fiscal quarters of the Company, sell, lease or otherwise dispose of any assets or shares of capital stock of a Subsidiary which, individually or when combined with all other assets (other than Ordinary Leases) sold, leased or otherwise disposed of by the Company and its Subsidiaries during such four fiscal quarters, including the assets attributable to a Subsidiary the capital stock of which was sold during such period, (i) represented 15% or more of the Company's total assets shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recently completed fiscal quarter of the Company, or (ii) generated 15% or more of the Company's total gross revenues shown on the income statement of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed four consecutive fiscal quarters of the Company, UNLESS the net proceeds from any such sale, lease or other disposition are reinvested in the business of the Company within 180 days following the date of each such sale, lease or other disposition and, prior to such investment, invested in Permitted Investments. The provisions of this Section 5.8 shall not restrict the sale by the Company or its Subsidiaries of owned real property and the improvements thereon pursuant to and in accordance with the terms of Ordinary Leases which grant the lessee thereunder an option to purchase such owned real property and improvements thereon. Notwithstanding the foregoing, the applicable provisions of the Collateral Documents, and not those of this Section 5.8(b), shall govern with respect to the sale, lease or other disposition of Collateral.

         5.9. RATINGS. The Company will use its commercially reasonable best efforts to enable a Recognized Rating Agency to have in effect a rating for its unsubordinated, senior, unsecured indebtedness. After the Security Release Date, the Company shall cause Duff & Phelps to have in effect at all times a rating for the Notes.

         5.10. DIRECT PAYMENTS. Notwithstanding anything to the contrary in this Agreement or the Notes, if any Purchaser has given written notice to the Company and the Paying Agent requesting that the provisions of this Section
5.10 shall apply, the Company will cause the Paying Agent promptly and punctually to pay when due the principal of the Notes and premium, if any, and interest thereon, without any presentment thereof directly to such Purchaser at the address of such Purchaser set forth on Schedule 1.1(a) or at such other address as such Purchaser may from time to time designate in writing to the Company and the Paying Agent or, if a bank account is designated for such Purchaser in any written notice to the Company and the Paying Agent from such Purchaser, the Company will cause the Paying Agent to make such payments in current and immediately available federal funds which at the time of payment shall be legal tender in the United States of America for the payment of public and private debts to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser in any bank in the United States as such Purchaser may from time to time direct in writing. With respect to Notes to which this Section 5.10 applies, the Company and the Paying Agent shall be entitled to presume conclusively that any Purchaser as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until such Notes shall have been presented to the Company as evidence of the transfer thereof.

         5.11. PROPERTIES LEASED TO OTHERS. The Company and its Subsidiaries will provide in each of its Leases entered into after the Closing Date that the lessee thereunder will maintain the assets leased thereunder in good working order and condition, ordinary wear and tear excepted.

         5.12. INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or guarantee or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a) Indebtedness of the Company in respect of the Notes and other obligations hereunder and under the Note Documents;

                 (b) Indebtedness of the Company in respect of loans and other obligations under (i) the Credit Agreement and (ii) the 1993 Note Documents;

                 (c) Indebtedness of the Company as of the Closing Date which is identified on Schedule 5.12 ("ONGOING INDEBTEDNESS");

                 (d) Indebtedness of a Subsidiary which is owed to or held by the Company or a Wholly Owned Subsidiary of the Company; and

                 (e) Credit Enhancements by the Company permitted pursuant to Section 5.19;

unless (i) such Indebtedness (other than the Indebtedness described in clause
(d) above) is Indebtedness of the Company and (ii) immediately after giving effect to the incurrence of such Indebtedness, the total outstanding Indebtedness of the Company and its Subsidiaries (including the Indebtedness described in clauses (a) through (e) above) does not exceed 150% of the Company's Tangible Net Worth as of the end of the most recently completed fiscal quarter of the Company (any such Indebtedness which satisfies the conditions set forth in clauses (i) and (ii), and any such Indebtedness incurred to refinance, extend, renew, refund, repay or replace such Indebtedness, being referred to herein as "BASKET INDEBTEDNESS").

         5.13.   LIENS.

                 (a) Prior to the Security Release Date and thereafter at any time during which the Secured Obligations are required to be secured pursuant to Section 5.24(f), the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                          (i) Liens securing payment of Indebtedness of the type permitted and described in Section 5.12(a) and (b) or securing payment of Basket Indebtedness;

                          (ii) Liens described on Schedule 5.12 granted prior to the date hereof to secure payment of Ongoing Indebtedness;

                          (iii) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                          (iv) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or, if overdue, being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                          (v) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Debt) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                          (vi) judgment Liens in existence for less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                          (vii) the Liens of the lessee created or permitted by Ordinary Leases; and

                          (viii) any Lien that is created or assumed by the Company or any Subsidiary in the ordinary course of its business in purchasing, constructing or improving any Health Care Facility or to which any such property is subject when purchased by the Company or any Subsidiary, PROVIDED, that (A) the Lien is confined to the aforesaid property and (B) the Indebtedness secured thereby does not exceed the lesser of (x) one hundred percent (100%) of the total cost of such purchase, construction or improvement of such Health Care Facility and (y) the Appraised Value of such Health Care Facility at the time such Lien is created or assumed.

                 (b) Subsequent to the Security Release Date and thereafter at any time during which the Secured Obligations are not required to be secured pursuant to Section 5.24(f), the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now or hereafter acquired, except

                          (i)     Liens specified in paragraphs (iii) through
                 (viii) of Section 5.13(a); and

                          (ii)    (A)      Liens securing the payment of Debt
                 permitted under Section 5.12 (other than Section 5.12(b)(i)), PROVIDED that (x) no such Debt is incurred pursuant to a Secured Credit Agreement and (y) such Liens shall be permitted only if the aggregate amount of all Debt secured by such Liens (including the Debt described in Section 5.12(b)(ii)) does not exceed 20% of the Company's Tangible Net Worth as of the end of the most recently completed fiscal quarter of the Company; or

                                  (B)      Liens securing the payment of Debt
                 permitted under Section 5.12, but only if (i) the Indebtedness in respect of the Notes and the other obligations of the Company hereunder and under the Note Documents is equally and ratably secured by such Liens pursuant to such documents as shall be approved as to form and substance by the Purchasers and the Purchasers receive an opinion of counsel satisfactory to them that the Indebtedness in respect of the Notes and the other Secured Obligations of the Company are equally and ratably secured by such Liens, and (ii) the provisions of
                 Section 5.24(f) are complied with.

                 (c) Notwithstanding the foregoing, the provisions of the Collateral Documents, and not those of this Section 5.13, shall govern the rights of the Company to create, incur, assume or suffer to exist Liens on the Collateral.

         5.14. TANGIBLE NET WORTH. The Tangible Net Worth of the Company will at no time be less than $170,000,000.

         5.15. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than 2.00:1.00.

         5.16.   RESTRICTED PAYMENTS.

                 (a) The Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of capital stock (now or hereafter outstanding) of the Company, or on any warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Company, or apply or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund, or other retirement of, or agree, or permit any Subsidiary of the Company to agree, to purchase or redeem (or set aside funds to purchase or redeem) any shares of any class of capital stock (now or hereafter outstanding) of the Company, or warrants, options or other rights with respect to any class of capital stock (now or hereafter outstanding) of the Company (all or any of the foregoing, "RESTRICTED PAYMENTS"); PROVIDED, HOWEVER, that so long as the Company remains qualified as a REIT under the Code, the Company may make Restricted Payments if and to the extent (but only to the extent) that: (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration of such Restricted Payment, and (ii) immediately after giving effect to the making of such Restricted Payment, the sum of all Restricted Payments made subsequent to December 31, 1995 would not exceed the sum of (1) $10,000,000, (2) 100% of Cash Flow accumulated subsequent to December 31, 1995, and (3) the net proceeds to the Company since December 31, 1995 from the issuance of any shares of its capital stock or any warrants, options or other rights with respect thereto; PROVIDED FURTHER that the Company may make a Restricted Payment if a Default (but not an Event of Default) shall have occurred and be continuing if such Restricted Payment was declared but not yet paid prior to the occurrence of such Default and the making of such Restricted Payment would be permitted under clause (ii) of this Section 5.16(a).

                 (b) The provisions of Section 5.16(a) to the contrary notwithstanding, the Company may declare and make a Restricted Payment if a Default or Event of Default shall have occurred and be continuing at the time that such Restricted Payment was declared, if (i) the declaration and payment of such Restricted Payment is required in order for the Company to continue to qualify as a REIT under the Code, and (ii) the Default or Event of Default existing at the time of such declaration did not result from (1) a breach of this Section 5.16, (2) a failure to make any payment or prepayment of principal or interest on the Notes (including failure to pay the Make-Whole Premium pursuant to Section 2.1, when due), or (3) the occurrence of any event specified in Section 6.1(a) or (g).

                 (c) If the Company shall at any time no longer be qualified as a REIT under the Code, the Company will not make any Restricted Payments until such time as the Company and the Purchasers shall have amended this Section 5.16 to set forth mutually satisfactory limitations on Restricted Payments reflecting the Company's changed status. The Company and the Purchasers agree to act reasonably and in good faith in their efforts to agree upon such amendments.

         5.17. CONSTRUCTION FINANCING. Except for Construction Financing provided prior to the Closing Date and identified on Schedule 5.17, neither the Company nor any Subsidiary of the Company will provide any Construction Financing, unless, immediately after giving effect thereto, the aggregate outstanding amount of all Construction Financing (including Construction Financing identified on Schedule 5.17), including principal, accrued interest (estimated in good faith to the extent not known) and fees, will not exceed 17.5% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Company. In addition, the Company will not permit the aggregate outstanding amount of all issued Construction Financing, including principal, accrued interest (estimated in good faith to the extent not known) and fees, for each of any three consecutive fiscal quarters of the Company to exceed 17.5% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for each of such fiscal quarters.

         5.18. INCONSISTENT AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Company of its obligations hereunder, under the Notes or under any other Note Document.

         5.19. CREDIT ENHANCEMENTS. Except for Credit Enhancements issued prior to the Closing Date and identified on Schedule 5.19, neither the Company nor any Subsidiary of the Company will provide any Credit Enhancement, unless, immediately after giving effect thereto, the aggregate outstanding amount, including principal, accrued interest (estimated in good faith to the extent not known) and fees, of all issued Credit Enhancements (including Credit Enhancements identified on
Schedule 5.19) will not exceed 20% of the Company's Tangible Net Worth as of the end of the most recently completed fiscal quarter of the Company. In addition, the Company will not permit the aggregate outstanding amount of all Credit Enhancements, including principal, accrued interest (estimated in good faith to the extent not known) and fees, for each of any three consecutive fiscal quarters of the Company to exceed 20% of the Company's Tangible Net Worth as of the end of each of such fiscal quarters.

         5.20. OTHER FINANCINGS. Except for Other Financings issued prior to the Closing Date and identified on Schedule 5.20, neither the Company nor any Subsidiary of the Company will issue any Other Financing, unless, immediately after giving effect thereto, the aggregate outstanding amount, including principal, accrued interest and fees, of all issued Other Financings (including Other Financings identified on Schedule 5.20) will not exceed 15% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Company. In addition, the Company will not permit the aggregate outstanding amount, including principal, accrued interest and fees, of all issued Other Financings for each of any three consecutive fiscal quarters of the Company to exceed 15% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for each of such fiscal quarters.

         5.21. PSYCHIATRIC HOSPITALS. Except for financings provided to, or secured by, Psychiatric Hospitals prior to the Closing Date and identified on
Schedule 5.21, neither the Company nor any Subsidiary of the Company will provide financing of a Psychiatric Hospital, unless, immediately after giving effect thereto, the aggregate outstanding amount of such financings, including principal, accrued interest and fees, provided to or in respect of Psychiatric Hospitals (including the financings identified on Schedule 5.21) will not exceed 20% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Company. In addition, the Company will not permit the aggregate outstanding amount of all financings (including principal, accrued interest and fees) provided to Psychiatric Hospitals for each of any four consecutive fiscal quarters of the Company to exceed 20% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for each of such fiscal quarters.

         5.22. DIVERSIFICATION OF ASSETS AND REVENUES. The Company will not permit there to be any four consecutive fiscal quarters during which more than 20% of the Company's assets, as reflected on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Company, are operated, or more than 20% of the Company's gross revenues, as reflected on the statement of income for the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Company, are generated, directly or indirectly, by any single operator, lessee or borrower (or by any single group of affiliated operators, lessees or borrowers).

         5.23. MAINTENANCE OF REIT STATUS. The Company will maintain its qualification as a REIT under the Code unless the Company's Board of Directors determines in good faith that, as a result of a change in the Code taking effect subsequent to the Closing Date, the continued qualification of the Company as a REIT would have a Material Adverse Effect. At such time that the Company's Board of Directors shall begin to consider a change in the Company's qualification as a REIT under the Code, the Company shall, subject to applicable securities laws and regulations, disclose such fact to each of the Purchasers and, thereafter, shall, subject to applicable securities laws and regulations, promptly advise the Purchasers of any material developments related thereto. If the Company's Board of Directors determines that the Company's REIT qualification should no longer be maintained, such determination, and the basis therefor, shall be set forth in a resolution adopted by such Board of Directors and a copy of such resolution, certified by an Executive Officer of the Company to be true, complete and correct, shall be promptly delivered to each Purchaser. As long as the Company is required to maintain its qualification as a REIT under the Code, the Company shall not create, acquire or permit to exist any Subsidiary unless such Subsidiary is a "qualified REIT subsidiary" within the meaning of Section 856(j)(i)(2) of the Code. The foregoing notwithstanding, the Company may not and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business which would substantially change the general nature of the business of the Company and its Subsidiaries, considered as a whole, from the nature of the Company's business as it exists on the date of this Agreement.

         5.24.   COLLATERAL POOL.

                 (a) At all times while the Secured Obligations are required to be secured, the Company will maintain a Borrowing Base in an amount that is at least 133 1/3% of the aggregate principal amount of all Notes outstanding. No more than 20% of the Borrowing Base may be attributable to Construction Financing (including Construction Financing related to Psychiatric Hospitals) and no more than 20% of the Borrowing Base may be attributable to Psychiatric Hospitals (including Construction Financing related thereto). No fewer than three income producing properties (as defined in the definition of "Borrowing Base") shall, at all times, be included within the Collateral.

                 (b) The Company shall, promptly upon it becoming available and at the Company's expense, deliver to each Purchaser a copy of any appraisal of any property included within the Collateral (including any Mortgage Property) that is of a more recent date than any appraisal theretofore delivered to the Purchasers. The Required Holders may, at any time, require the Company to obtain an Appraisal, at the Company's expense, of one or more of the properties included within the Collateral (including one or more Mortgage

Properties) if the aggregate of the Appraised Values of such properties, at the time the Required Holders shall require such Appraisal(s), equals or exceeds 10% of the Borrowing Base; PROVIDED, HOWEVER, that the Required Holders shall not request an Appraisal of any single property more frequently than once every three years unless the Required Holders believe in good faith that as a result of such Appraisal of such property, the value assigned to such property in determining the Borrowing Base is likely to be reduced.

                 (c) The Company shall be permitted (i) to add additional Collateral to the Borrowing Base ("ADDITIONAL COLLATERAL"), (ii) to remove Collateral then included in the Borrowing Base ("EXISTING COLLATERAL"), or
(iii) to substitute Additional Collateral for Existing Collateral, in each case upon satisfaction of the conditions set forth below:

                          (i) the Company shall deliver to the Collateral Agent and each Purchaser a written notice executed by an Executive Officer (a "COLLATERAL NOTICE"), which notice shall (1) identify the Additional Collateral proposed to be included in the Borrowing Base, if any, and the Existing Collateral to be removed from the Borrowing Base, if any, (2) specify the date on which the change to the Collateral is to be effected, which shall be a date which is not less than 30 or more than 60 days from the date of the Collateral Notice (the "EFFECTIVE DATE"), (3) state that as of the date of the Collateral Notice, (a) the representations set forth in Section 3.1(a), (b), (d) (subject to Section 5.23), (j), (m), (n), (o) and (s)
         are true and correct, and (b) the representations of the Company set forth in Section 3.1(c), (e), (f), (g), (q), (r), (s), (t), (u) and
         (w) are true and correct with respect to the Additional Collateral and the Note Documents relating thereto, and (c) the representations of the Company set forth in Section 3.1(i) with respect to the three fiscal years prior to the date of the Collateral Notice and the balance sheet of the last fiscal year, are true and correct, (4) certify that no Default or Event of Default exists on and as of such date and (5) state in bold, capitalized print, the following: "THIS COLLATERAL NOTICE AND THE ENCLOSED MATERIALS ARE BEING DELIVERED PURSUANT TO SECTION 5.24(c) OF THAT CERTAIN NOTE PURCHASE AGREEMENT DATED AS OF APRIL 15, 1996, BETWEEN HEALTH CARE REIT, INC. AND THE PURCHASERS PARTY THERETO. PURSUANT TO THE LAST PARAGRAPH OF SECTION 5.24(d) OF SUCH AGREEMENT, EACH SUCH PURCHASER SHALL HAVE 12 BUSINESS DAYS FROM THE RECEIPT OF THIS COLLATERAL NOTICE TO REVIEW AND COMMENT ON THE ENCLOSED MATERIALS AND SHALL BE DEEMED TO HAVE APPROVED ALL SUCH MATERIALS IF NO OBJECTION IS MADE THERETO WITHIN SUCH TIME PERIOD.";

                          (ii)    the Collateral Notice shall be accompanied
         by:

                                  (1)      a Borrowing Base Certificate which
                 reflects the Borrowing Base as in effect on the date of the Collateral Notice and the Borrowing Base estimated to be in effect immediately after giving effect to the change to the Borrowing Base referenced in the Collateral Notice and which sets forth the Value of the Additional Collateral and/or Existing Collateral (as such Value is determined in accordance with the definition of the term "Borrowing Base" in Section 8.1) (and with respect to the Value to be determined under clause (c) of such definition, the Collateral Notice shall be accompanied by a copy of such Appraisal);

                                  (2) in the case of Additional Collateral which consists of Mortgage Property, a copy of each document that will be assigned to the Collateral Agent pursuant to any Assignment of Loan Documents;

                                  (3)      in the case of Additional
                 Collateral: (i) if the Additional Collateral is a Fee Property, a commitment for a mortgagee title insurance policy insuring the applicable Direct Mortgage and copies of all documents shown as exceptions to title in such commitment (including any Lease); (ii) if the Additional Collateral is an Assigned Loan, an Assigned Loan Title Policy (or commitment therefor) with respect thereto, together with copies of all documents shown as exceptions to title in such commitment and a draft endorsement in favor of the Collateral Agent; (iii) a copy of the most recent survey of the Fee Property or Mortgage Property in question; (iv) a customary Phase I environmental report, which shall include, without limitation, an evaluation of off-site liabilities, compliance with material Environmental Laws, Releases or potential Releases of Hazardous Substances and a report on whether there exist any Hazardous Release sites within the immediate vicinity of the Fee Property or Mortgage Property; (v) an Appraisal of the proposed Fee Property or Mortgage Property; (vi) drafts of the Direct Mortgage and Assignment of Lease, or the Assignment of Loan Documents, to be delivered with respect to the Additional Collateral, and all UCC-1 financing statements and the like necessary to satisfy the conditions set forth in clause 5.24(d)(iii)(6) with respect thereto, each providing for, in addition to the remedies and waivers included in the applicable exhibit to this Agreement, such other remedies and waivers, if any, as are customarily granted to mortgagees or assignees thereof in the state in which such Fee Property or Mortgage Property is located, and otherwise satisfying the formal and other requirements imposed by the laws of such state on such documents or the perfection thereof; (vii) drafts of opinions of local counsel in respect of the Additional Collateral (and in the event such Additional Collateral consists of an Assigned Loan, the opinion of local counsel obtained by the Company in connection with the making such Assigned Loans, together with a draft reliance opinion of such local counsel if the opinion obtained by the Company may not by its terms be relied upon by an assignee of the Assigned Loans); (viii) a description of the insurance coverage proposed to be afforded to the Purchasers and Additional Collateral; and (ix) evidence of the matters described in
                 Section 4.6(k); and

                                  (4)      a revised Schedule 3.1(f) which
                 gives effect to the transactions proposed in the Collateral Notice.

                 (d) The changes to the Collateral may be made on the Effective Date if the following additional conditions are satisfied:

                          (i) the Company shall have delivered to the Collateral Agent and each Purchaser a certificate of an Executive Officer dated as of the Effective Date to the effect that (1) as of such date, the statements made in the Collateral Notice with respect to the representations of the Company set forth in Section 3.1 are true and correct (assuming for the purposes of such representations, in the case where Additional Collateral is to be added to the Borrowing Base, that the Additional Collateral is included as a Fee Property or an Assigned Loan, as the case may be), (2) no Default or Event of Default exists on and as of such date, (3) since the date of the Collateral Notice, no event has occurred which adversely affects or is likely to adversely affect the Value of the Additional Collateral to be added to the Borrowing Base, including any event which is likely to reduce the Value of the Additional Collateral to less than that set forth in the Appraisal accompanying the Collateral Notice, (4) the Borrowing Base Certificate accompanying the Collateral Notice is true and correct on and as of the Effective Date, and (5) each of the other conditions set forth herein have been satisfied;

                          (ii) immediately after giving effect to such change, no Default or Event of Default shall exist and the Borrowing Base shall be at least 133 1/3% of the outstanding principal amount of the Notes and shall otherwise meet the standards set forth in Section 5.24(a);

                          (iii) if Additional Collateral is to be added to the Borrowing Base or substituted for Existing Collateral:

                                  (1)      the Company shall have executed and
                 delivered to the Collateral Agent, on behalf of the Purchasers, (x) if the Additional Collateral is a Fee Property, a Direct Mortgage and an Assignment of Lease and (y) if the Additional Collateral is an Assigned Loan, an Assignment of Loan Documents and (z) all UCC-1 financing statements and the like necessary to satisfy the conditions set forth in Section 5.24(d)(iii)(6) in connection with the Additional Collateral, in each case (as to (x), (y) and (z)) meeting, to the reasonable satisfaction of the Purchasers, the conditions set forth in Section 5.24(d)(iii)(6);

                                  (2)      the Company shall have provided to
                 the Collateral Agent all information regarding the Additional Collateral as shall be reasonably requested by any Purchaser to (i) verify the Borrowing Base information provided by the Company in the Collateral Notice or (ii) confirm that all representations of the Company set forth in Section 3.1 as they relate to such Additional Collateral are true and correct;

                                  (3) in the case of Additional Collateral consisting of an Assigned Loan: (i) such Assigned Loan, as reflected in the applicable Assigned Loan Documents, shall conform to the information with respect thereto set forth in the Collateral Notice and accompanying Borrowing Base Certificate; (ii) the Collateral Agent shall have received the original executed note and an original executed mortgage and any separate assignment of rents and leases delivered in connection with the Assigned Loan, such note endorsed by the Company to the Collateral Agent, and transfer documents substantially identical to those being delivered on the Closing Date; (iii) the Collateral Agent shall have received copies of the other Assigned Loan Documents and such Assigned Loan Documents shall provide for adequate and customary rights and remedies on the part of the lender thereunder and shall otherwise be reasonably satisfactory to the Purchasers; and
                 (iv) the Collateral Agent shall have received a copy of the applicable Assigned Loan Title Policy (which shall be issued by a title insurance company or companies reasonably satisfactory to the Purchasers), insuring the mortgage securing the Assigned Loan as a first priority lien on the Mortgage Property in question (subject only to taxes not yet due and payable and utility easements, encroachments and other minor title defects which do not, singly or in the aggregate, have a Material Adverse Effect), deleting the so-called "survey exception" and accompanied by or including (subject to availability in the state in question) such endorsements (including, without limitation, an endorsement insuring the Assignment of Loan Documents, in form identical in all material respects to the endorsements being obtained in connection with the Assignments of Loan Documents being delivered on the Closing Date) and affirmative coverages as the Purchasers shall reasonably require (it being agreed that whether the Purchasers' requirement is reasonable shall be determined with reference to, among other things, the materiality of the matters covered by the proposed endorsement or affirmative coverage, whether Purchaser is receiving alternative protection (other than representations and covenants of the Company) with respect to the matters covered by the proposed affirmative coverage and the cost of the proposed endorsement or affirmative coverage; provided, however, that Purchaser's requirement shall be deemed reasonable in the case of any endorsement or affirmative coverage for which there is no additional charge by the title insurance company or which was obtained in connection with the Collateral delivered on the Closing Date), and generally in form and substance reasonably satisfactory to the Purchasers;

                                  (4) in the case of Additional Collateral consisting of a Fee Property, the Collateral Agent shall have received, from a title insurance company or companies reasonably satisfactory to the Purchasers, a mortgagee title insurance policy insuring the applicable Direct Mortgage as a first priority lien on such Fee Property, subject only to taxes not yet due and payable and utility easements, encroachments and other minor title defects which do not, singly or in the aggregate, have a Material Adverse Effect, and otherwise satisfying the conditions set forth in the immediately preceding paragraph;

                                  (5) the Purchasers shall have received a copy of the most recent survey obtained by the Company in respect of the Fee Property or Mortgage Property in question (which shall in all cases be an as-built survey, except in the case of Additional Collateral consisting of Construction Financing), showing no easements, encroachments or other title defects that, singly or in the aggregate, have a Material Adverse Effect, and otherwise reasonably satisfactory to the Purchasers (together with a certificate of an Executive Officer to the effect that such survey remains accurate in all material respects, or other evidence to such effect reasonably satisfactory to the Purchasers);

                                  (6)      the condition set forth in Section
                 4.6(e) shall be satisfied with respect to the Additional Collateral, except that the fully perfected first priority Lien referred to in Section 4.6(e) may be subject to title defects of the nature described in clause (3)(iv) above and except that, in the case of the Lien of a Direct Mortgage or an Assignment of Loan Documents, the condition set forth in
                 Section 4.6(e) shall be deemed satisfied if the Collateral Agent shall have received title insurance policies and endorsements satisfying the conditions set forth in clauses
                 (3) and (4) above (but only to the extent such title insurance policies and endorsements insure the lien of such Direct Mortgage or Assignment of Loan Documents as of the Effective Date, without any so-called "gap" period or other condition to coverage with respect to the recordation or filing of any document or instrument);

                                  (7)      the condition set forth in Section
                 4.6(g) shall have been satisfied with respect to the Additional Collateral;

                                  (8)      the Appraisal of the proposed Fee
                 Property or Mortgage Property shall be consistent with the information provided in the Collateral Notice and the accompanying Borrowing Base Certificate and shall otherwise be reasonably satisfactory in form and substance to the Purchasers;

                                  (9)      final opinions and reliance letters
                 satisfying the conditions set forth in Section 4.6(j) shall have been delivered to the Purchasers (it being agreed that such opinions shall be deemed satisfactory in form and substance to the Purchasers if they are identical in all material respects to those being delivered on the Closing Date, unless, due to any different facts or circumstances, the Purchasers reasonably request any changes thereto);

                                  (10)     the conditions set forth in Section
                 4.6(i) and 4.6(k) shall be satisfied with respect to the Additional Collateral;

                                  (11)     the condition set forth in Section
                 4.6(d) shall be satisfied with respect to the Phase I environmental report delivered with respect to the Fee Property or Mortgage Property in question and the condition set forth in Section 4.6(f) shall be satisfied;

                                  (12) in the case of Additional Collateral consisting of a Fee Property, the Lease, if any, covering such Fee Property shall be consistent with the information set forth in the Collateral Notice and the accompanying Borrowing Base Certificate and shall be in form and substance reasonably satisfactory to the Purchasers;

                                  (13)     in the case of Additional
                 Collateral, a letter shall have been prepared and executed by the Company and delivered to the Collateral Agent (which the Collateral Agent may send only after a Default or an Event of Default shall have occurred under the Note Documents), which directs each lessee under a Collateral Lease, each borrower under an Assigned Loan, and the guarantor, if any, of such lessee's or borrower's obligations under such Collateral Lease or Assigned Loan, to make all payments in respect of such Collateral Lease, such Assigned Loan or such guaranty to the Collateral Agent upon notice from the Purchaser that a Default or Event of Default shall have occurred under the Note Documents; and

                                  (14)     in the case of Additional
                 Collateral, the Company shall have obtained from the lessee under each Collateral Lease which is part of the Additional Collateral and the borrower under each Assigned Loan which is part of the Additional Collateral, a Lessee Estoppel Certificate or a Borrower Estoppel Certificate, as the case may be.

                          (iv) if Existing Collateral is to be removed from the Borrowing Base, the Collateral Agent shall have executed and delivered all appropriate releases or assignments necessary to terminate the interest of the Collateral Agent in and to the Existing Collateral; and

                          (v) all documents executed or submitted pursuant to this Section by or on behalf of the Company shall be reasonably satisfactory in form and substance to the Purchasers, the Collateral Agent and special counsel to the Purchasers; and the Purchasers, the Collateral Agent and special counsel to the Purchasers shall have received all information, approvals, opinions, documents or instruments as they may have reasonably requested; and all costs and expenses (including reasonable fees and expenses of special counsel to the Purchasers) relating to such change in the Collateral shall have been paid for by the Company.

Notwithstanding anything to the contrary contained in the foregoing, if none of the Purchasers shall have objected to any item delivered pursuant to clause 5.24(c)(ii)(2) or (3), or any modification of any such item, within 12 Business Days after delivery to the Purchasers and Purchasers' special counsel of such item or modification, such item or modification shall be deemed to satisfy the applicable condition hereinabove set forth in Section 5.24(c)(ii)(2) or (3), as applicable, and the Effective Date shall in no event occur until the latest of
(i) the 12th Business Day after the delivery to the Purchasers of all of such items and modifications, (ii) the Effective Date set forth in the Collateral Notice and (iii) the satisfaction of the conditions set forth in this Section 5.24(d) with respect to the change in Collateral. Provided that all of the conditions of this Section 5.24(d) have been satisfied or waived, the Purchasers shall promptly notify the Collateral Agent in writing of such fact.

                 (e) Prior to the Security Release Date, the Company will maintain separate but substantially similar collateral to secure its obligations under (i) the Notes, this Agreement and the other Note Documents (the "NOTE INDEBTEDNESS"), (ii) its obligations under the Credit Agreement, and the notes issued to the lenders thereunder (the "BANK INDEBTEDNESS"), and any Basket Indebtedness, and the notes issued to the lenders thereunder, if secured, and (iii) its obligations under the 1993 Note Documents (the "1993
NOTE INDEBTEDNESS"). The quality of, and the perfection of the security interests in, the Collateral securing the Note Indebtedness shall be of no lower quality than the collateral securing any of the Bank Indebtedness, the Basket Indebtedness, if secured, or the 1993 Note Indebtedness. Prior to the occurrence of the Security Release Date, the Company shall obtain amendments to the documentation evidencing the Bank Indebtedness and any secured Indebtedness (other than Indebtedness that would be permitted to be secured after the Security Release Date pursuant to Section 5.13(b)), to ensure that the provisions governing the release of collateral (including the definition of "Security Release Date" or any analogous definition) are identical to the provisions set forth in the Note Documents. If such amendments are not obtained by the Company, the relevant provisions of this Agreement (including the definition of "Security Release Date") and the other Note Documents shall be deemed to be amended prior to any release of Collateral pursuant to this Agreement or any other Note Document so as to afford the Noteholders any additional protections available to the holders of Indebtedness under the respective documentation evidencing the Bank Indebtedness and any secured Indebtedness (other than Indebtedness that would be permitted to be secured after the Security Release Date pursuant to Section 5.13(b)) with respect to the release of collateral.

                 (f) If at any time after the Security Release Date, (i) Duff & Phelps shall lower the rating of the Notes to a rating of "BBB-" or lower, or (ii) the Company shall be required to grant Liens on any of its assets pursuant to the terms of the Bank Indebtedness, or (iii) the Company shall grant Liens on any of its assets securing Debt in excess of the aggregate amount of Debt permitted to be secured by Liens under Section 5.13(b)(ii)(A), then the Company shall promptly thereafter give notice of such event to the Purchasers and the Collateral Agent and in accordance with Section 5.24(a), (c) and (d) take all actions necessary to grant to the Collateral Agent for the benefit of the Purchasers legal, valid and enforceable fully perfected first priority Liens on such assets of the Company as are acceptable to the Required Holders and which have an aggregate Value (as such term is defined in the definition of the term "Borrowing Base") such that the Borrowing Base shall be at least 133 1/3% of the aggregate principal amount of all Notes then outstanding.

         5.25. NOTICE. The Company will give each Purchaser written notice whenever any of the following events occurs, as soon as possible, and in any event, within five days, after the Company knows or has reason to know thereof:

                 (a) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan; or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company, any Subsidiary of the Company or any ERISA Affiliate to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

                 (b) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any material default by the Company or any Subsidiary in the payment of any tax material in amount or make any assessment in respect thereof;

                 (c) any litigation or proceeding shall be brought against the Company or any Subsidiary of the Company before any court or administrative agency which, if successful, may reasonably be expected to have a Material Adverse Effect;

                 (d) there shall be filed any application for a determination of the qualified status of any Plan;

                 (e) the Company receives any written claims, complaints, notices or inquiries relating to the condition of its facilities and properties (including Mortgage Properties), or compliance with Environmental Laws which, if adversely determined, individually or in the aggregate may reasonably be expected to have a Material Adverse Effect;

                 (f) any officer of the Company reasonably believes that any Default has occurred or that any representation or warranty made in Section
3.1 shall for any reason have ceased in any material respect to be true and correct;

                 (g) the Company or any Subsidiary of the Company shall receive a notice of optional prepayment with respect to any Assigned Loan and/or shall receive any optional prepayment, in whole or in part, of the outstanding principal, interest and other amounts owed with respect to any Assigned Loan which, after giving effect to the making of such optional prepayment, would cause the Borrowing Base to decline below 133 1/3% of the principal amount of Notes then outstanding;

                 (h) the Company or any Subsidiary of the Company shall receive insurance proceeds paid in respect of any material casualty which occurred in or in respect of any Fee Property or proceeds paid in respect of any material condemnation of all or any part of any Fee Property; or

                 (i) a payment default or any other default, which if it were to become an event of default, would have a Material Adverse Effect, shall have occurred under any Assigned Loan or Collateral Lease.

         5.26. DELIVERY OF CERTAIN CONSTRUCTION FINANCING DOCUMENTS. In the event that any Collateral consists of Construction Financing, the Company shall promptly deliver to the Purchasers, as construction progresses and upon completion of the Health Care Facility in question, such updated surveys and title insurance endorsements as shall be required in order that the conditions set forth in Article 4 or Section 5.24, as applicable, shall continue to be satisfied with respect to the Collateral in question.

         5.27. ENVIRONMENTAL LAWS. The Company will, and will cause each of its Subsidiaries and lessees under Leases to, use and operate all of its respective facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws. The Company shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect.

         5.28. MODIFICATION OF CERTAIN AGREEMENTS. The Company will not consent to:

                 (a) any amendment, supplement or other modification to any of the terms or provisions contained in, or applicable to the Credit Agreement, the 1993 Note Documents, or other agreement evidencing Indebtedness of the Company or any of its Subsidiaries that would require the lenders thereunder to consent to any amendment or modification of the Note Documents; or

                 (b) (i) a material change to the financial terms of, or the material terms relating to arrangements to secure the payment of any obligations under, any document relating to an Assigned Loan or a Collateral Lease, or (ii) any provisions of a Collateral Lease or an Assigned Loan Document which is for the express benefit of, in the case of a Fee Property, the mortgagee thereof or, in the case of a Mortgage Property, the assignee of the mortgage covering the same, or (iii) any provision requiring the subordination of a Collateral Lease to a Direct Mortgage or the attornment by the lessee under a Collateral

Lease to the holder of a Direct Mortgage. For the purposes of clause (i), a change to the terms of any document shall be deemed "material" if such change would cause the Borrowing Base of the then Existing Collateral to be less than 133 1/3% of the principal amount of the Notes then outstanding or would cause any of the Collateral Documents or Assigned Loan Documents so amended, supplemented or modified to no longer satisfy the requirements of Section 5.24(c) with respect to such Collateral Documents or Assigned Loan Documents. Notwithstanding the foregoing, the Company shall deliver to each Purchaser, promptly upon their becoming available, all amendments, supplements or modifications to the Credit Agreement, the 1993 Note Documents, or any document relating to the security granted to secure payment of the Indebtedness under the Credit Agreement and the 1993 Note Documents and all amendments, supplements or modifications to any Collateral Lease or Assigned Loan Documents.

         5.29. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract (including any arrangement or contract for the purchase, sale or exchange of property or rendering of any services) with any of its Affiliates except in the ordinary course, and pursuant to the reasonable requirements, of the Company's or such Subsidiary's business and only if the terms of such arrangements or contract are fair and equitable to the Company or such Subsidiary and such terms are no less favorable to the Company or such Subsidiary as would be obtained in an arms-length transaction with a Person that is not an Affiliate.

         5.30. LIMITATION ON INVESTMENTS. Whether or not the Company is qualified as a REIT, the Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except Permitted Investments.

         5.31. DELIVERY OF DOCUMENTS AFTER THE CLOSING DATE. If the Purchasers, in their sole discretion, shall have waived the requirement of delivery of any of the same before the Closing Date, then the Company will use its commercially reasonable efforts to deliver to each Purchaser a Lessee Estoppel Certificate with respect to each Collateral Lease and a Borrower Estoppel Certificate with respect to each Assigned Loan as soon as possible after the Closing Date.


SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as the term is used herein or in the other Note Documents:

                 (a)      (i)     the Company shall fail to pay when due any
payment of the principal of any Note or of any premium thereon; or

                          (ii) the Company shall fail to pay when due any payment of interest on any Note or any other amount payable hereunder or under any other Note Document and such payment default with respect to interest or such other amount shall continue for more than five Business Days; or

                 (b) the Company shall fail to observe or perform any of its obligations under Section 5.8, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18,
5.19, 5.20, 5.21, 5.22, 5.23, 5.24(a), 5.25(f), 5.28 or 6.2 of this Agreement,
Section 4 or 17(b) of any Assignment of Loan Documents, or Section 4(j) of any Assignment of Lease; or there shall occur an Event of Default under Section 6.1(b) of any Direct Mortgage; or

                 (c) the Company shall fail to observe or perform any other obligation, covenant, undertaking, condition or provision in respect of the Notes or contained in this Agreement or the other Note Documents that is not remedied within 30 days after the earliest of (i) the furnishing of notice thereof by the Company to the Purchasers, (ii) the Company's willful failure to provide any notice required under Section 6.2 or (iii) receipt of written notice thereof from any Purchaser to the Company requiring the same to be remedied; PROVIDED, that in the event the Company shall fail to observe or perform any obligation, covenant, undertaking, condition or provision in any Note Document (other than the Notes or this Agreement), other than any provision which incorporates or restates a term or provision of the Notes or this Agreement, such failure shall not constitute an Event of Default if no other Event of Default has occurred and is continuing, such failure can be remedied by the Company, and the Company is diligently proceeding to remedy such failure; or

                 (d) any representation or warranty made by the Company herein, or made by the Company in any other Note Document, shall be untrue or inaccurate in any material respect; or

                 (e) any of the Note Documents or any provision thereof shall cease to be a legal, valid and binding agreement enforceable against the Company (or, in the case of the Collateral Agency Agreement or any other Collateral Document, the Collateral Agent or the Company) in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective Liens, rights, titles, interests, remedies, priorities, powers or privileges intended to be created thereby; or

                 (f) a judgment shall be rendered against the Company or any Subsidiary of the Company for the payment of money in excess of $1,000,000 individually or in the aggregate (as to such foregoing amount, net of the portion thereof covered by insurance, as confirmed in writing by the insurer) and such judgment shall not be discharged or dismissed, or execution thereof stayed pending appeal, within 60 days after entry; or

                 (g)      (i)     the Company or any Subsidiary of the Company
shall commence or consent to any case, proceeding or other action (1) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it, any substantial part of its assets (including the Collateral), or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets (including the Collateral), or the Company shall make a general assignment for the benefit of creditors or admit in writing that it is unable to pay its debts as they become due; or

                          (ii) there shall be commenced against the Company or any Subsidiary of the Company any such case, proceeding or other action referred to in paragraph (i) of this subsection (g) that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) is not dismissed or stayed for a period of 30 days from the commencement thereof; or

                          (iii) there shall be commenced against the Company or any Subsidiary of the Company, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (or against the Collateral) that results in the entry of any order for any such relief which shall not have been vacated, discharged or stayed within 30 days from the entry thereof; or

                          (iv) the Company shall have been dissolved or terminated; or

                          (v) the Company or any Subsidiary of the Company shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this subsection (g); or

                 (h) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than the Secured Obligations) of the Company with an aggregate principal amount in excess of $1,000,000 or any Subsidiary with an aggregate principal amount in excess of $200,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders (immediately or after the giving of notice or passage of time or both), to cause such Indebtedness to become due and payable prior to its stated maturity, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                 (i) any of the following events shall occur with respect to any Plan:

                          (x) the institution of any steps by the Company, any Subsidiary of the Company, any ERISA Affiliate or any other Person to terminate a Plan if, as a result of such termination, the Company, any Subsidiary of the Company or any such ERISA Affiliate could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to the PBGC or any other Person under Title IV of ERISA or to such Plan, in excess of $100,000; or

                          (y) a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

                 (j) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company.

         6.2. NOTICE TO PURCHASERS. Whenever the Company becomes aware that any Default or Event of Default has occurred, or if a Purchaser has either given any notice to the Company or taken any other action of which the Company is aware with respect to a Default or Event of Default, or the Company receives written notice from a third party concerning an event which constitutes a Default or Event of Default, the Company will ensure that notice is given (or such third party notice is forwarded) to all holders of the Notes then outstanding and to the Collateral Agent, no later than the fifth day (or second day in the case of an Event of Default or Default under Section 6.1(a)) after it becomes aware that such Event of Default or Default has occurred, or that such notice has been given or such other action has been taken with respect to such Default or Event of Default, such notice to be in writing and sent in the manner provided in Section 9.6.

         6.3.    ACCELERATION OF MATURITIES; OTHER REMEDIES.

                 (a)      Upon the occurrence of an Event of Default under
Section 6.1(a), the holder of any Note may, by written notice to the Company, declare such Note to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. Upon the occurrence of an Event of Default under Section 6.1(g) in respect of the Company (but not of a Subsidiary), all Notes shall immediately become due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. Upon the occurrence of any Event of Default, other than in respect of the Company under Section 6.1(g) and other than under Section 6.1(a) (which are governed by the preceding two sentences), the Required Holders may, by written notice to the Company, declare all Notes to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. No course of dealing on the part of any holder of any Note nor any delay or failure on the part of any holder of any Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Note upon any default hereunder or thereon, including the fees, disbursements and other charges of such holder's or holders' attorneys for all services rendered in connection therewith.

                 (b) The rights and remedies expressly provided for in this Agreement and the other Note Documents are cumulative and not exclusive of any rights or remedies which the Purchaser or any holder of a Note would otherwise have, including, without limitation, the rights and remedies provided for in the applicable Collateral Documents.

         6.4. RESCISSION OF ACCELERATION. The provisions of Section 6.3 are subject to the condition that if any outstanding Notes have been declared or have become immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (f), inclusive, of Section
6.1 or an Event of Default described in Section 6.1(g) involving a Subsidiary but not the Company, or an Event of Default described in paragraphs (h) through
(j), inclusive, of Section 6.1, then the Required Holders may by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; PROVIDED that at the time such declaration is annulled and rescinded:

                 (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                 (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

                 (c) each and every other Default and Event of Default shall have been cured or waived pursuant to Section 7.1 and the Company shall have paid all of Purchaser's costs and expenses as provided for in Section 9.4;

and PROVIDED further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.


SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS

         7.1. CONSENT REQUIRED. (a) Any term, covenant, agreement or condition of this Agreement or the Notes or the other Note Documents may, with the consent of the Company (and in the case of the Collateral Agency Agreement or any other Collateral Document, the Collateral Agent), be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Holders, provided that no such waiver, modification, alteration or amendment shall (a) change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, (b) change any of the provisions with respect to Section 2 including, without limitation, the calculation of the Redemption Price, or (c) change the percentage of holders of the Notes, or the number of holders of Notes, required to take any action under this Section 7 or any other provision of this Agreement, without the consent of each holder of the Notes affected thereby. Executed or true and correct copies of any waiver, modification, alteration or amendment to this Agreement shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Whenever in this Agreement it is provided that an action may be taken or a condition may exist with the consent of all or any percentage of the Purchasers or the outstanding Notes, such consent must be the consent of all or such percentage of the Purchasers or such outstanding Notes without regard to any Notes held or agreed to be purchased by the Company, any Subsidiary of the Company or any Affiliate of the Company or any such Subsidiary.

                 (b) If the Company shall furnish evidence (satisfactory in form and substance to the Purchasers) that the Credit Agreement shall have been amended so that a Change in Control Event (defined below) shall not constitute an "Event of Default" thereunder and shall not require a prepayment of Indebtedness thereunder (or a reduction in the amount of Indebtedness that may be borrowed thereunder), then the Purchasers agree that, upon the written request of the Company, this Agreement shall be amended so as to delete Section 6.1(j). For purposes of this Section 7.1(b), a "Change in Control Event" shall mean any event of the type described in Section 6.01(f) of the credit agreement specified in clause (i) of the definition of "Credit Agreement" (as in existence on the date hereof), without giving effect to any minimum percentage of voting stock of the Company or to any minimum number of directors of the Company specified therein.

         7.2. SOLICITATION OF PURCHASERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes or the other Note Documents unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder as consideration for or as an inducement to entering into by any holder of any waiver or amendment of any of the terms and provisions of the Agreements or the Notes or the other Note Documents unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all Notes then outstanding, whether or not such holders agreed to such waiver or amendment.

         7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS

         8.1. DEFINITIONS. (a) Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the other Note Documents.

         "ACT" means the Securities Act of 1933, as amended.

         "AFFILIATE" means any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds with power to vote 5% or more of any class of the voting stock of the Company, (c) 5% or more of the voting stock of which is beneficially owned or held by the Company, or
(d) which is an officer or director of the Company. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Note Purchase Agreement, as amended, modified or supplemented from time to time.

         "APPRAISAL" means an appraisal of property, conducted and certified by an independent M.A.I. appraiser, having experience appraising properties similar to the applicable property.

         "APPRAISED VALUE" means the value of any property determined in an Appraisal.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 ET SEQ., as amended.

         "BORROWER ESTOPPEL CERTIFICATE" means a current estoppel certificate executed by a borrower under an Assigned Loan, which certificate shall be in form and substance reasonably satisfactory to the Purchasers; PROVIDED that if the applicable Assigned Loan Documents require the borrower thereunder to deliver an estoppel letter to the Company and prescribe the form thereof, the form of estoppel letter prescribed under such Assigned Loan Documents shall be satisfactory to the Purchasers.

         "BORROWING BASE" means the aggregate Value of the Company's income producing nursing homes, retirement centers and other Health Care Facilities which from time to time are included within the Collateral, plus all cash and cash equivalents standing to the credit of the Company from time to time in the Cash Collateral Account created and maintained pursuant to the Collateral Agency and Cash Collateral Agreement (subject, however, to Section 6.5(d) of that Agreement). An income producing property shall be deemed to be a property leased by the Company under a Lease, a property for which the Company provides mortgage financing, or a property for which Construction Financing is being provided by the Company so long as such Construction Financing will either, (x) pursuant to binding terms contained in the Construction Financing to effect a sale and lease back of the underlying property, convert to a Lease by the Company or (y) pursuant to binding terms in the Construction Financing, convert to long-term mortgage financing by the Company, in each case within nine months from the period such Construction Financing is included within the Collateral. The "VALUE" of each asset included within the Collateral shall, for purposes of the Borrowing Base, be the lowest of the following values: (a) with respect to a Fee Property, the lessee's contract purchase price from time to time for such Fee Property, (b) with respect to Fee Properties and Assigned Loans, the value at which such asset is carried on the Company's balance sheet in accordance with GAAP, (c) with respect to a Fee Property or an Assigned Loan, the Appraised Value of such Fee Property or the Mortgage Property securing such Assigned Loan, (d) with respect to any Fee Property or Assigned Loan, such portion of the lowest value assigned under (a), (b) or (c) which does not exceed $17,500,000, (e) 50% of the value assigned under (a), (b) or (c) if a lessee of any Fee Property or a borrower under an Assigned Loan is in default in any material respect under a Collateral Lease, loan, financing, mortgage or related security document and such default has not been remedied within a period of three months from the date on which such default first occurred or, on account of such default, the Company has commenced foreclosure, eviction or other action against such lessee or borrower, (f) zero if a default referred to in (e) remains unremedied for a period in excess of four months (including the three months referred to above) or results from the bankruptcy or insolvency of such lessee or borrower (whether or not the Company has commenced foreclosure, eviction or other action against such lessee or borrower), (g) zero for any Fee Property or Assigned Loan, if at any time a condition exists on or in respect of such Fee Property or the Mortgage Property securing such Assigned Loan which would constitute a breach of the representation made in Section 3.1(r) assuming the Company were required to restate such representation at the time such condition occurred and such condition remains unremedied 90 days after the occurrence thereof, (h) zero if the lessee of a Fee Property or the borrower under an Assigned Loan has instituted, or has threatened to institute, an action in any court or other tribunal contesting such lessee's or borrower's payment obligations under its Collateral Lease or Assigned Loan and (i) zero for any Fee Property affected by condemnation or casualty, if so provided in the Direct Mortgage related to such Fee Property and (j) in the event of a Mortgage Property affected by a casualty or condemnation, such amount as is provided for in the applicable Assignment of Loan Documents. The Value of cash shall be the amount of such cash and the Value of cash equivalents shall be the lower of cost or market value thereof.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.

         "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal amount of such Note that is to be paid or prepaid pursuant to any paragraph of
Section 2 or is declared to be immediately due and payable pursuant to Section 6.3, as the context requires.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CASH FLOW" means, for any period, the Company's consolidated net income (loss) for such period, excluding extraordinary items net of tax effect, plus depreciation, plus amortization of loan expenses, plus (minus) any change in provision for losses, plus (minus) each of the following: (i) non-refundable loan and commitment fees received in cash in excess of (less than) amounts earned; (ii) non-refundable lease income received in cash in excess of (less than) amounts earned; and (iii) non-refundable interest income received in cash in excess of (less than) amounts earned.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGENCY AND CASH COLLATERAL AGREEMENT" shall mean that certain Collateral Agency and Cash Collateral Agreement to be entered into on the Closing Date by and among the Company, the Purchasers and the Collateral Agent, as amended, modified or supplemented from time to time.

         "COLLATERAL AGENT" means the Collateral Agent identified in the Collateral Agency and Cash Collateral Agreement, including any successor or additional Collateral Agent appointed pursuant thereto.

         "COLLATERAL DOCUMENT" means each Direct Mortgage, Assignment of Lease and Assignment of Loan Documents, the Collateral Agency and Cash Collateral Agreement and each financing statement granting or perfecting the interest of the Collateral Agent in and to the Collateral or assigning to the Collateral Agent the interest of the Company therein.

         "COLLATERAL LEASE" means each Lease to which the Company is a party, as lessor, which is included in the Collateral.

         "COMPANY" means Health Care REIT, Inc., a Delaware corporation, together with its successors.

         "CONSTRUCTION FINANCING" means a loan or loans, or other extension of credit, made by the Company or any Subsidiary of the Company for the purpose of funding all or a portion of the cost of construction of a Health Care Facility and secured by a first priority fee mortgage on the facility under construction, including a loan or other extension of credit for such purpose to a lessee under a Collateral Lease.

         "CREDIT AGREEMENT" means (i) the Company's $150,000,000 credit agreement, as amended and in effect on the Closing Date, dated September 8, 1994, between the Company and the banks named therein and National City Bank, as agent, and as hereafter amended from time to time (provided that no such amendment results in a breach of Section 5.24(e) or Section 5.28(a)), and (ii) any credit agreement entered into by the Company to refinance, extend, renew, refund, repay or replace, in whole or in part, the credit agreement specified in clause (i).

         "CREDIT ENHANCEMENT" means any obligation, contingent or otherwise, of the Company or any of its Subsidiaries directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of the Company or any of its Subsidiaries
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Credit Enhanced" used as a verb has a corresponding meaning.

         "DEBT" means at any date, without duplication, (i) all obligations of the Company or any of its Subsidiaries for borrowed money, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company or any of its Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of the Company or any of its Subsidiaries as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of the Company or any of its Subsidiaries to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of the Company or any of its Subsidiaries to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of the Company or any of its Subsidiaries to mandatorily redeem any capital stock of the Company or any of its Subsidiaries or any other Person, (viii) all Debt of others secured by a Lien on any asset of the Company or any of its Subsidiaries, whether or not such Debt is assumed by the Company or any of its Subsidiaries, and (ix) all Debt of others Credit Enhanced by the Company or any of its Subsidiaries.

         "DEFAULT" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

         "DISCOUNTED PREPAYMENT VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the sum of the Reinvestment Yield plus 50 basis points.

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any corporation, trade or business that is treated as a single employer with the Company or any Subsidiary of the Company under Section 414(b), (c), (m) or (o) of the Code.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXECUTIVE OFFICER" means the Chairman of the Board, President, a Vice President, chief financial officer or Treasurer of the Company.

         "HAZARDOUS MATERIALS" means (a) any "hazardous substance" as defined by CERCLA; (b) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, as amended or hereafter amended; or (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 ET SEQ., as amended or hereafter amended.

         "HEALTH CARE FACILITY" means a facility that provides health care, medical or personal care services, including, but not limited to, nursing homes, retirement centers, assisted living facilities, psychiatric hospitals, rehabilitation facilities, mentally ill/mentally retarded facilities, substance abuse centers, medical/surgical hospitals, clinics, physician group practice facilities, medical office buildings or facilities related thereto.

         "INCLUDING" means including without limitation.

         "INDEBTEDNESS" means, at any date, all obligations of the Company or any Subsidiary of the Company that, in accordance with generally accepted accounting principles, would be classified on the balance sheet, at such date, as liabilities, including all (a) obligations for borrowed money, (b) obligations secured by any Lien or other charge upon any property or asset owned by the Company or its Subsidiaries, and (c) capitalized rentals under any Capitalized Lease Obligation, and the aggregate amount of all guaranties or other contingent obligations in respect of Indebtedness of others; PROVIDED, HOWEVER, that any Credit Enhancement of the Company that (x) was issued and outstanding as of the Closing Date and identified on Schedule 5.19 and (y) relates to a property which, at such date, maintains a Qualifying Debt Service Coverage Ratio shall not be included as a guarantee in respect of Indebtedness of others pursuant to this clause (c).

         "INSOLVENCY" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in section 4245 of ERISA.

         "INSOLVENT" shall pertain to a condition of Insolvency.

         "INTEREST COVERAGE RATIO" means, for any period of four consecutive fiscal quarters, the ratio of

                 (a) the sum of (i) Cash Flow for such period plus (ii) Interest Expense for such period, to

                 (b)      Interest Expense for such period,

determined by reference to the statements of income and cash flow of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for the most recently completed fiscal quarter of the Company.

         "INTEREST EXPENSE" means for any fiscal period all interest charges, including amortization of debt discount and imputed interest on Capitalized Lease Obligations, on all Indebtedness of the Company and its consolidated Subsidiaries, as determined in accordance with GAAP.

         "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); or (b) the making of any advance, loan or other extension of credit to any other Person.

         "LEASE" means any Operating Lease or a Lease that creates a Capitalized Lease Obligation, in either case in which the Company or a Subsidiary of the Company is the lessor.

         "LESSEE ESTOPPEL CERTIFICATE" means a current estoppel certificate executed by a lessee under a Collateral Lease which states that there do not exist any defaults under, or defenses or offsets against, such Collateral Lease and shall otherwise be in form and substance reasonably satisfactory to the Purchasers; PROVIDED, that if a Collateral Lease requires the lessee thereunder to deliver an estoppel letter to the Company and prescribes the form thereof, the form of estoppel letter prescribed in such Collateral Lease shall be satisfactory to the Purchasers.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), encroachment, charge or claim against or interest in property, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "MAKE-WHOLE PREMIUM" means, with respect to any Note, a premium equal to the excess, if any, of the Discounted Prepayment Value of the Called Principal of such Note over such Called Principal. The Make-Whole Premium shall in no event be less than zero.

         "MATERIAL ADVERSE EFFECT" means:

                 (a) a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the condition, value or use of any of the Collateral or on the ability of the Company to perform its obligations under this Agreement, the Notes or any other Note Document; or

                 (b) a material adverse effect on the legality, validity or enforceability of the Company's obligations under this Agreement or the Notes or the other Note Documents or a material impairment of any of the Liens granted by or under the Collateral Documents.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET WORTH" means, at any date, the aggregate amount of capital stock (less any treasury stock), surplus and retained earnings of the Company, all determined as of such date in accordance with GAAP.

         "1993 NOTE DOCUMENTS" means, collectively, the Note Purchase Agreement between the Company and the Purchasers party thereto, dated as of April 8, 1993, for $52,000,000 of

Senior Notes, the notes issued pursuant thereto and all other documents and instruments executed or delivered by the Company in connection therewith or pursuant thereto.

         "NOTES" means the Notes described in Section 1.1, and any Notes issued in exchange or replacement therefor, in each case as the same may be amended, modified or supplemented from time to time.

         "NOTE DOCUMENTS" means this Agreement, the Notes, each Collateral Document and any other agreements, documents and writings now or hereafter executed by, on behalf of or for the benefit of the Company, the Purchasers or the Collateral Agent pursuant to or in connection with this Agreement or the transactions contemplated hereby and thereby, together with all amendments, modifications (including through the waiver of any provision hereof or thereof), supplements and/or restatements hereto or thereto.

         "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property having a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the Closing Date) of more than one year.

         "OTHER FINANCING" means any financing provided or committed to be provided by the Company or any Subsidiary of the Company, other than Permitted Operating Leases, Capitalized Lease Obligations, secured first priority mortgage loans, Construction Financings, Credit Enhancements and any financing in respect of real property owned by the Company as a result of a foreclosure or restructuring of any of the foregoing. Notwithstanding the foregoing, secured second priority mortgage loans provided by the Company prior to the Closing Date and set forth on Schedule 8.1(a) shall not constitute Other Financings.

         "OVERDUE RATE" means, for each day, a rate per annum equal to the higher of (a) 9.29% and (b) the sum of (i) 2% PLUS (ii) the Prime Rate for such day. Nothing contained in this definition shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED INVESTMENTS" means any Investments which a REIT is permitted to make and maintain pursuant to and in accordance with Section 856 of the Code and the rules and regulations promulgated thereunder.

         "PERMITTED OPERATING LEASE" shall mean any Operating Lease having an initial lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the Closing Date) of seven years or longer, and which may not be terminated by the lessee at any time prior to the end of such initial term.

         "PERSON" means a corporation, an association, a partnership, a limited liability company or partnership, an organization, a business, a trust or any other entity, an individual, a government or political subdivision thereof or a governmental agency or instrumentality.

         "PLAN" means at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company, any Subsidiary of the Company or an ERISA Affiliate is (or, if such plan was terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in section 3(5) of ERISA.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "PRIVATE PLACEMENT MEMORANDUM" shall mean the Confidential Private Placement Memorandum dated November 1995 furnished to the original Purchasers.

         "PSYCHIATRIC HOSPITAL" means facilities that offer principally psychiatric and psychological treatment programs.

         "PURCHASER'S ENVIRONMENTAL LIABILITY" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Purchaser or the Collateral Agent or any of their respective affiliates, shareholders, directors, officers, employees or agents in connection with or arising from:

                 (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment to which the Company or any of its Subsidiaries may be subject;

                 (b) the Release by the Company or any of its Subsidiaries of any Hazardous Material on, in, under or affecting all or any portion of any property of the Company or any such Subsidiary, the groundwater, or any of the surrounding areas;

                 (c) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law);

                 (d) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 3.1(r); or

                 (e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

         "QUALIFYING DEBT SERVICE COVERAGE RATIO" means, with respect to a property at any date, a ratio of earnings before interest, taxes, depreciation and amortization allocable to such property for the immediately preceding four consecutive fiscal quarters to debt service (including principal, premium and interest) allocable to such property for the immediately preceding four consecutive fiscal quarters, that equals or exceeds 2.50:1.00.

         "RECOGNIZED RATING AGENCY" shall mean a nationally recognized rating agency or organization, including Moody's, Standard & Poor's and Duff & Phelps, and any other rating agency or organization approved by the Required Holders.

         "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

         "RELEASE" means a "release," as such term is defined in CERCLA.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon (other than interest accrued to the Settlement Date) that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its expressed maturity date.

         "REORGANIZATION" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615, and the event described in Section 4062(e) of ERISA.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 67% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or any Affiliates).

         "SECURED CREDIT AGREEMENT" means any credit agreement, note purchase agreement or other documentation evidencing Debt borrowed from institutional investors or banks which is secured by Liens on assets or properties of the Company or any Subsidiary of the Company; PROVIDED that (i) if the only security for such Debt is a mortgage creating a Lien on a single real estate property of the Company or any Subsidiary of the Company, then such credit agreement, note purchase agreement or other documentation shall not be deemed to be a Secured Credit Agreement and (ii) the 1993 Note Documents shall not be deemed to be a Secured Credit Agreement.

         "SECURED OBLIGATIONS" means the payment and performance of all present and future obligations and liabilities of the Company (whether actual or contingent or whether owed jointly or severally or in any other capacity whatsoever) to the Purchasers or the Collateral Agent (or any of them) under the Note Documents (or any of them), together with all costs, charges and expenses incurred by the Purchasers or the Collateral Agent (or any of them) in connection with the protection, preservation or enforcement of their respective rights under the Note Documents, including, without limitation

                          (i) all principal of, premium (including the Make-Whole Premium), if any, and interest on, any Note and all other amounts payable by the Company under any Note Document (including, without limitation, amounts owed in respect of interest that accrues on all or any portion of the Secured Obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company), and all renewals or extensions of any of the foregoing; and

                          (ii) all sums advanced to protect the Lien of any Collateral Document, including, without limitation, for payment of taxes on any Collateral, for payment of insurance premiums relating to any insurance policies covering any Collateral, for payment of principal, interest and other amounts with respect to prior Liens on any Collateral, for payment of expenses and attorneys' fees provided for under any Note Document, and for all other sums advanced for any other purpose under or pursuant to any Note Document, and all damages which may arise out of or be payable in connection with the nonperformance or noncompliance with any term, covenant or condition contained in any Note Document or otherwise allowable at law or in equity; together with interest on such amounts, from the date advanced or otherwise paid by one or more of the Purchasers or the Collateral Agent to the date such amount is repaid in full.

         "SECURITY RELEASE DATE" means the first date on which all of the following conditions shall have been satisfied: (i) the Liens securing the Indebtedness under the Credit Agreement and any other Secured Credit Agreement shall have been released by the lenders and agents thereunder and such Indebtedness shall be unsecured, (ii) the total Debt of the Company secured by Liens (excluding Indebtedness in respect of which Liens are to be released on the Security Release Date, but including the 1993 Note Indebtedness) shall be not greater than 20% of the Company's Tangible Net Worth as of the end of the most recently completed fiscal quarter of the Company, (iii) Duff & Phelps shall have confirmed in a writing (in form and substance satisfactory to the Purchasers) that, on the Business Day immediately following the Security Release Date, it will continue to assign a credit rating to the Notes that is no lower than BBB (it being understood and agreed that a rating of BBB- is lower than a rating of BBB), and (iv) no Default or Event of Default shall have occurred.

         "SERIES" when referring to the Notes shall mean either the Series A Notes or the Series B Notes issued hereunder.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be paid or prepaid pursuant to any paragraph of Section 2 or is declared to be immediately due and payable pursuant to Section 6.3, as the context requires.

         "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (assuming exercise or conversion solely of the securities held by such Person) is at the time beneficially owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or the power to elect a majority of the Board of Directors or similar governing body.

         "TANGIBLE NET WORTH" means, at any date, the aggregate amount of Net Worth of the Company, after subtracting all intangible assets arising or existing on or after January 1, 1996, all determined as of such date in accordance with GAAP.

         "UCC" means the Uniform Commercial Code now or hereafter in effect in each State.

         "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other entity of which all of the equity securities or ownership interests (other than, in the case of a corporation, directors' qualifying shares) are owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

                 (b) In addition, each of the following terms is defined in the Section set forth opposite such term:

                                              Term                                                    Section
                                              ----                                                    -------
                                  Additional Collateral                                               5.24(c)
                                  Assigned Loan Documents                                             3.1(q)
                                  Assigned Loans                                                      1.1(b)
                                  Assigned Loan Title Policies                                        3.1(q)
                                  Assignment of Lease                                                 1.1(b)
                                  Assignment of Loan Documents                                        1.1(c)
                                  Audited Financials                                                  3.1(i)
                                  Bank Indebtedness                                                   5.24(e)
                                  Basket Indebtedness                                                 5.12(e)
                                  Borrowing Base Certificate                                          5.1(e)
                                  Closing Date                                                        1.2(b)
                                  Collateral                                                          1.1(c)
                                  Collateral Notice                                                   5.24(c)
                                  Direct Mortgage                                                     1.1(b)
                                  Effective Date                                                      5.24(c)
                                  Environmental Reports                                               3.1(r)
                                  Event of Default                                                    6.1
                                  Existing Collateral                                                 5.24(c)
                                  Fee Property                                                        1.1(b)
                                  GAAP                                                                3.1(i)
                                  Indemnified Liabilities                                             9.4(b)
                                  Indemnified Parties                                                 9.4(b)
                                  Initial Borrowing Base Certificate                                  4.3
                                  Mortgage Property                                                   1.1(c)
                                  1993 Note Indebtedness                                              5.24(e)
                                  1995 10-K                                                           3.1(h)
                                  Note Indebtedness                                                   5.24(e)
                                  Note Register                                                       9.1(a)
                                  Notes                                                               1.1(a)
                                  Ongoing Indebtedness                                                5.12(b)
                                  Ordinary Leases                                                     5.8(b)
                                  Paying Agent                                                        5.4
                                  Permitted Fee Property Liens                                        3.1(q)

                                  Permitted Mortgage Property Liens                                   1.2(a)
                                  Purchase Price                                                      Preamble
                                  Purchaser                                                           2.1
                                  Redemption Price                                                    3.1(d)
                                  REIT                                                                5.16(a)
                                  Restricted Payments                                                 1.1(a)
                                  Series A Notes                                                      1.1(a)
                                  Series B Notes                                                      5.3
                                  Taxes

         8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP.


SECTION 9. MISCELLANEOUS

         9.1. REGISTERED NOTES. (a) Company shall cause to be kept a register for the registration and transfer of the Notes (the "NOTE REGISTER") at the office of the Company or the Paying Agent, and the Company will cause to be registered or transferred on the Note Register as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

                 (b) At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may, subject to compliance with applicable securities laws and the provisions of
Section 3.2, transfer such Note upon surrender thereof at the Company or the principal office of the Paying Agent (if one shall have been appointed) duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing; provided that the Company or the Paying Agent may decline to exchange or register the transfer of any Note during the period of five Business Days preceding the due date for any payment of principal or interest on the Notes.

                 (c) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

         9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than three Business Days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to
Section 9.1, this Section 9.2, or Section 9.3 (except in the case of a lost, stolen, or mutilated certificate sought to be exchanged pursuant to Section 9.3, as soon as practicable), and, upon surrender of such Note at the office of the Paying Agent, the Company will cause the Paying Agent to deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of U.S. $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder and otherwise permitted hereunder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charges imposed upon such exchange or transfer.

         9.3. LOSS, THEFT OR MUTILATION OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Notes, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will cause the Paying Agent to deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer, of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

         9.4.    EXPENSES, STAMP TAX, INDEMNITY.

                 (a) Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of its, the Purchasers' and the Collateral Agent's out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, the Collateral Agency Agreement and each of the other Note Documents and the transactions contemplated or permitted hereby and thereby, including the reasonable fees, disbursements and other charges of Purchasers' special counsel, the Collateral Agent and its counsel, and all duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser at such Purchaser's home office or at such other place as such Purchaser may designate. The Company agrees to pay all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including the fees and expenses of its counsel and of Everen Securities, Inc. The Company also agrees to pay all expenses relating to the performance of any transactions contemplated or permitted hereby (including the addition or substitution of Collateral pursuant to Section 5.24), any title insurance premiums, survey charges, any filing or recording fees or taxes, all expenses of the Purchasers and the Collateral Agent in connection with any Default or Event of Default or any alleged Default or Event of Default hereunder or in connection with any action for the enforcement or collection of the Notes or this Agreement or any other Note Document and all expenses associated with any amendment, waivers or consents pursuant to the provisions hereof or thereof (whether or not the same are actually executed and delivered), including any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of the Secured Obligations. The Company also agrees that it will pay any fees and related expenses incurred or to be incurred in connection with its cooperation with a Recognized Rating Agency as provided in Section 5.9 and all initial and ongoing fees and all out-of-pocket expenses of the Paying Agent, if any, and the Collateral Agent and will pay and save the Purchasers harmless against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution, delivery or enforcement of this Agreement or the Notes or any other Note Documents, whether or not any Notes are then outstanding. Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's for the purpose of obtaining such number.

                 (b) In consideration of the execution and delivery of this Agreement by each Purchaser, the Company hereby indemnifies, exonerates and holds each Purchaser and the Collateral Agent and each of their respective affiliates, shareholders, officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                          (i) any and all brokerage fees and commissions payable or claimed to be payable by the Company to any Person in connection with the transactions contemplated by this Agreement or any of the other Note Documents;

                          (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds from the sale of the Notes;

                          (iii) the entering into and performance of this Agreement and any other Note Document by any of the Indemnified Parties; or

                          (iv)     any Purchaser's Environmental Liability;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of such Indemnified Party's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This indemnity shall survive repayment or transfer of the Notes, the release of any Collateral, or a transfer of the Company's property by foreclosure or by a deed in lieu of foreclosure, regardless of whether caused by, or within the control of, the Company or any Subsidiary of the Company. The Company, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against any Indemnified Party under CERCLA or any state equivalent, or any other similar law now existing or hereafter enacted. It is expressly understood and agreed that the Company's obligation to any Indemnified Party under this indemnity shall be without regard to fault on the part of the Company with respect to the violation or condition which results in liability of any Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7, shall extend to or affect any obligation or right not expressly waived or consented to.

         9.6. NOTICES. All communications provided for hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile communication transmitted on a Business Day (confirmed in writing by registered or certified mail, return receipt requested, or by overnight courier), and shall be deemed given if mailed, five Business Days after deposited in the mail, if sent by overnight courier, one Business Day after delivered to the courier or, if sent by facsimile transmission when appropriate record of transmission is obtained, in each case prepaid and addressed, if to the Company, to Health Care REIT, Inc., One Sea Gate, Suite 1500, Toledo, Ohio 43604, Attention: Chairman, Telecopier No. 419-247-2826 or to such other address as the Company or the Paying Agent, if any, may in writing designate to the Purchasers or to a subsequent holder of the Note initially issued to Purchaser, and, if to an original Purchaser, addressed to such Purchaser at the address set forth on
Schedule 1.1(a) hereto, and if to any transferee of such Purchaser, to the address set forth on the Note Register, or to such other address as such original Purchaser or transferee of such Purchaser shall designate in writing to the Company and the Paying Agent, if any.

         9.7. SUCCESSORS AND ASSIGNS. This Agreement and the Notes shall be binding upon the Company and its respective successors and permitted assigns and shall be binding upon and inure to each Purchaser's benefit and to the benefit of each Purchaser's successors and assigns, including each successive holder or holders of any Notes, except that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement and the Notes without the prior written consent of all the Purchasers. Each such successive holder or holders of any Notes, including each Purchaser, shall have all rights and privileges of a "Purchaser" hereunder. Each successive holder or holders of a Note shall, at the Company's request, restate in writing for the Company's benefit as to such holder, the representations set forth in Section 3.2.

         9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any other Note Documents and in any certificates delivered pursuant hereto or thereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes. The obligations of the Company under
Section 5.3 and Section 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Secured Obligations, or the invalidity or unenforceability of any term or provision of this Agreement.

         9.9. SEVERABILITY. If any provision of this Agreement or any of the other Note Documents for any reason is declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any), such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect; PROVIDED that, if any provision of this Agreement or any of the other Note Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree or magnitude of the obligation imposed thereby on any Person, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by the Purchasers. In the event the provisions of the immediately preceding sentence applies, the parties shall make appropriate adjustment to the provisions of this Agreement and the other Note Documents to give effect to the benefits intended to be conferred upon the parties hereby.

         9.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         9.11. SUBMISSION TO JURISDICTION. THE COMPANY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS (EXCEPT ACTIONS AND PROCEEDINGS FOR THE ENFORCEMENT OF ANY COLLATERAL DOCUMENT AGAINST PROPERTY LOCATED IN ANY STATE OTHER THAN NEW YORK) RELATING TO THIS AGREEMENT, THE NOTES AND OTHER NOTE DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE

CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) OR MESSENGER DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 9.6 OR TO ITS AGENT REFERRED TO BELOW AT SUCH AGENT'S ADDRESS SET FORTH BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED IN ACCORDANCE WITH SECTION 9.6. THE COMPANY HEREBY IRREVOCABLY APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., WITH AN OFFICE ON THE DATE HEREOF AT 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK 10023, AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF ANY PROCESS WITHIN THE STATE OF NEW YORK. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

         9.12. WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES, ANY COLLATERAL DOCUMENT OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PURCHASERS, THE COLLATERAL AGENT OR THE COMPANY IN CONNECTION HEREWITH OR THEREWITH. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH NOTE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER ENTERING INTO THIS AGREEMENT.

         9.13. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         9.14. COUNTERPARTS; INTEGRATION. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original hereof but all together constituting only one agreement. This Agreement, the Notes and the other Note Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

         9.15. INTEREST RATE LIMITATION. Nothing contained in the definition of Overdue Rate or in any Note Document shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                   HEALTH CARE REIT, INC.



                                   By:__________________________
                                       Name:
                                       Title:


                                   PURCHASERS:

                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, AS TRUSTEE OF A
                                   COMMINGLED PENSION TRUST



                                   By:__________________________
                                       Name:
                                       Title:



                                   ALLSTATE LIFE INSURANCE COMPANY



                                   By:__________________________
                                       Name:
                                       Title: Authorized Signatory



                                   By:__________________________
                                       Name:
                                       Title: Authorized Signatory

                                                                       Exhibit A

                                    Form of

                             Health Care REIT, Inc.

                           6.96% Series A Senior Note

                                    Due 2001

[Private Placement No.]

No. ___                                                           April __, 1996

U.S. $_________________

                 HEALTH CARE REIT, INC., a Delaware corporation (the "Company"), for value received, hereby unconditionally promises to pay to the order of ___________________ (the "Purchaser") or its registered assigns, on April 15, 2001 the principal amount of __________________ DOLLARS (U.S. $___________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.96% per annum from (and including) April __, 1996 to (but excluding) the date of repayment of such principal amount, payable on the 15th day of each April and October in each year (commencing October 15, 1996), and at maturity. The Company agrees to pay interest on overdue principal (whether by acceleration or otherwise, and including any overdue optional prepayment of principal) and premium, if any, and on any overdue installment of interest, at the Overdue Rate until paid.

                 Unless otherwise set forth herein, capitalized terms used herein but not defined herein have the respective meanings assigned to them in the Note Purchase Agreement (as such term is hereafter defined).

                 1.       Except as may be otherwise provided pursuant to
Section 5.4 or 5.10 of the Note Purchase Agreement, both the principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company, in immediately available funds, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Such payments shall be applied first to accrued interest, then to premium, if any, and then to principal. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. Payment of any amount on or in respect of this Note shall be made not later than 12:00 Noon New York Time on the date on which such payment shall become due (each such payment made after such time on such date to be deemed to have been made on the next succeeding Business Day).

                 2. This Note is one of the Series A Senior Notes due 2001 issued pursuant to the terms and provisions of that certain Note Purchase Agreement, dated as of April 15, 1996 (the "Note Purchase Agreement"), entered into by the Company and each of the Purchasers party thereto, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Purchase Agreement) outstanding under the Note Purchase Agreement to all the benefits and security provided for in the Note Documents or referred to therein, and may be accelerated prior to maturity thereof as provided in the Note Purchase Agreement, to which Note Purchase Agreement reference is hereby made for the statement thereof. A copy of the Note Purchase Agreement may be obtained from the Company.

                 3. The Notes are not subject to prepayment, purchase or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Premium, if any, all as set forth in Section 2 of the Note Purchase Agreement.

                 4. This Note is registered on the books of the Company and is transferable only by surrender hereof at the offices of the Company (or of such Paying Agent as may be appointed by the Company pursuant to Section 5.4 of the Note Purchase Agreement from time to time), duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                 5. The Company and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereto or any other Note Document, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                 6. No waiver by Purchaser of any of its rights or remedies hereunder or under any other Note Document or otherwise, shall be considered a waiver of any other subsequent right or remedy of Purchaser; no delay or omission in the exercise or enforcement by Purchaser of any rights or remedies shall ever be construed as a waiver of any right or remedy of Purchaser; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Purchaser.

                 7. This Note and the Note Purchase Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.



                                                          HEALTH CARE REIT, INC.



                                                        By:_____________________
                                                            Name:
                                                            Title:






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





                                                                       Exhibit B

                                    Form of

                             Health Care REIT, Inc.

                           7.29% Series B Senior Note

                                    Due 2003

[Private Placement No.]

No. ___                                                          April __, 1996

U.S. $_________________

                 HEALTH CARE REIT, INC., a Delaware corporation (the "Company"), for value received, hereby unconditionally promises to pay to the order of ___________________ (the "Purchaser") or its registered assigns, on April 15, 2003 the principal amount of __________________ DOLLARS (U.S. $___________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.29% per annum from (and including) April __, 1996 to (but excluding) the date of repayment of such principal amount, payable on the 15th day of each April and October in each year (commencing October 15, 1996), and at maturity. The Company agrees to pay interest on overdue principal (whether by acceleration or otherwise, and including any overdue optional prepayment of principal) and premium, if any, and on any overdue installment of interest, at the Overdue Rate until paid.

                 Unless otherwise set forth herein, capitalized terms used herein but not defined herein have the respective meanings assigned to them in the Note Purchase Agreement (as such term is hereafter defined).

                 1.       Except as may be otherwise provided pursuant to
Section 5.4 or 5.10 of the Note Purchase Agreement, both the principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company, in immediately available funds, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Such payments shall be applied first to accrued interest, then to premium, if any, and then to principal. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. Payment of any amount on or in respect of this Note shall be made not later than 12:00 Noon New York Time on the date on which such payment shall become due (each such payment made after such time on such date to be deemed to have been made on the next succeeding Business Day).

                 2. This Note is one of the Series B Senior Notes due 2003 issued pursuant to the terms and provisions of that certain Note Purchase Agreement, dated as of April 15, 1996 (the "Note Purchase Agreement"), entered into by the Company and each of the Purchasers party thereto, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes (as defined in the Note Purchase Agreement) outstanding under the Note Purchase Agreement to all the benefits and security provided for in the Note Documents or referred to therein, and may be accelerated prior to maturity thereof as provided in the Note Purchase Agreement, to which Note Purchase Agreement reference is hereby made for the statement thereof. A copy of the Note Purchase Agreement may be obtained from the Company.

                 3. The Notes are not subject to prepayment, purchase or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Premium, if any, all as set forth in Section 2 of the Note Purchase Agreement.

                 4. This Note is registered on the books of the Company and is transferable only by surrender hereof at the offices of the Company (or of such Paying Agent as may be appointed by the Company pursuant to Section 5.4 of the Note Purchase Agreement from time to time), duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                 5. The Company and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes hereto or any other Note Document, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                 6. No waiver by Purchaser of any of its rights or remedies hereunder or under any other Note Document or otherwise, shall be considered a waiver of any other subsequent right or remedy of Purchaser; no delay or omission in the exercise or enforcement by Purchaser of any rights or remedies shall ever be construed as a waiver of any right or remedy of Purchaser; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Purchaser.





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
                 7. This Note and the Note Purchase Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.



                                                          HEALTH CARE REIT, INC.



                                                        By:_____________________
                                                           Name:
                                                           Title:





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